[GRAPHIC]
GE LOGO

S&S PROGRAM


[GRAPHIC]
GE INVESTMENTS' MANAGERS




MUTUAL FUNDS ANNUAL REPORT & S&SP DISCLOSURE DOCUMENT
_________________

DECEMBER 31, 1995

                                                 UNDERSTANDING YOUR REPORT

                                                            PAGE
                                                            ____

CHAIRMAN'S LETTER                                            1

                     DALE FREY ON MARKET EVENTS

REVIEW OF PERFORMANCE AND SCHEDULES OF INVESTMENTS
  S&S PROGRAM MUTUAL FUND                                    2
  S&S LONG TERM INTEREST FUND                                9

    PORTFOLIO MANAGERS DISCUSS YOUR FUNDS' RESULTS IN 1995

FINANCIAL STATEMENTS                                        19

     FINANCIAL HIGHLIGHTS AND STATEMENTS OF ASSETS AND
     LIABILITIES, OPERATIONS, AND CHANGES IN NET ASSETS

NOTES                                                       24

            NOTES TO THE FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT                                28

                  THE ACCOUNTANT'S OPINION

SCHEDULES OF INVESTMENTS
  S&S SHORT TERM
   INTEREST FUND                                            30
  S&S MONEY MARKET FUND                                     33

SUPPLEMENTAL INFORMATION                                    34

        ILLUSTRATIONS OF THE RELATIVE MARKET VALUE OF
       INVESTMENTS OFFERED UNDER THE S&S PROGRAM BASED
                    ON HISTORICAL EARNINGS.

DISCLOSURE STATEMENT                                        36

  INFORMATION ABOUT THE S&S PROGRAM INVESTMENT ALTERNATIVES.

S&S MUTUAL FUNDS' INVESTMENT TEAM                           48

SHAREHOLDER INQUIRIES                        INSIDE BACK COVER

               HOW YOU CAN OBTAIN MORE INFORMATION

_______________________________________________________________________________

ON THE COVER:  GE Investments' portfolio managers are pictured making a trade in one of our newly upgraded trading rooms. During 1995, GE Investments made technological improvements in an effort to create state-of-the-art trading facilities.

                                                 A LETTER FROM THE CHAIRMAN

DEAR SHAREHOLDER:

This past year marks some exciting changes at GE Investments, the investment manager for the S&S Mutual Funds. We have devoted significant efforts and resources to upgrading our trading areas with the latest equipment for trading, news and information to assure that our analysts stay on top of the markets. In the same spirit of change, you will note some improvements to this year's annual report and disclosure statement. We have organized the report to be more interesting and informative for you. For example, we added helpful fund information on the inside front cover to guide you through the report. We also expanded our reviews of performance to include more fund highlights.

                           PERFORMANCE HIGHLIGHTS

After weak financial performance in 1994, U.S. financial markets rebounded tremendously in 1995. The S&S Funds followed this trend. S&S Program Mutual Fund had the best year in its history with a total return of 36.8%. This return also put the Fund in the top 15% of its peers, as measured by Lipper Analytical Services, an independent mutual fund rating service.

[GRAPHIC]
Photo of Dale F. Frey

S&S Long Term Interest Fund also had one of its best years ever in 1995, with a total return of 18.3%. This return put the Fund in the top 20% of its peers, as measured by Lipper Analytical Services.

The average total returns for each applicable Lipper category, and complete details on each fund's performance can be found on the fund performance review pages contained in this annual report.

                              MARKET OVERVIEW

Strong corporate earnings were reported throughout 1995, along with low inflation, and decreasing interest rates. Merger and acquisition activity topped $450 billion for the year, and cash flows into equity mutual funds exceeded $100 billion, setting records for both measures. These factors drove the S&P 500 up 37.6% for the year.

Bonds recovered after the worst market in history in 1994, reacting well to indications of an economy under control. 1995 returns were 18.5%, as measured by the Lehman Brothers Aggregate Index. The Lehman Brothers Municipal Bond Index, returned 17.5% for the year, a strong performance considering that tax reform concerns hovered over the Tax Exempt market throughout the year.

International equity market performance, as measured by the MSCI EAFE Index, lagged the U.S. equity markets with a return of 11.2% for the year. This underperformance was primarily driven by Japan, where weak economic prospects and impending "bad debt" problems at financial institutions, held Japanese equities to only a 0.7% gain in 1995. European markets posted a respectable return of 21.8% for the year. European companies continue to represent excellent global values as cost cutting efforts begin to pay off.

                                 MARKET OUTLOOK

All in all, 1995 was a terrific year for the financial markets. Looking forward, the potential certainly exists for a short-term market correction given current high market valuation levels. Over the long-term however, low interest rates, controlled inflation, and stable economic growth should result in continuation of long term growth in the financial markets.
It was a pleasure to serve your investment needs in 1995, and we look forward to helping you meet your financial objectives in 1996.


/s/ Dale F. Frey
_______________

    Dale F. Frey
Chairman of the Board and President
GENERAL ELECTRIC INVESTMENT CORPORATION

                                               S&S PROGRAM MUTUAL FUND

Q&A

GENE BOLTON IS RESPONSIBLE FOR THE OVERALL MANAGEMENT OF THE U.S. EQUITY OPERATION AT GE INVESTMENTS WITH TOTAL ASSETS OF OVER $18 BILLION. HIS RESPONSIBILITIES INCLUDE OVERSEEING THE PORTFOLIO MANAGEMENT TEAM OF
THE S&S PROGRAM MUTUAL FUND LISTED ON PAGE 48. GENE JOINED GE IN
1964. AFTER COMPLETING GE'S FINANCIAL MANAGEMENT PROGRAM HE HELD A
NUMBER OF FINANCIAL AND STRATEGIC PLANNING POSITIONS IN THE U.S. AND EUROPE. JOINING GE INVESTMENTS IN 1984 AS CHIEF FINANCIAL OFFICER, HE MOVED TO EQUITIES AS A PORTFOLIO MANAGER IN 1986 AND WAS NAMED TO HIS PRESENT POSITION IN 1991. GENE IS A TRUSTEE OF THE GE PENSION TRUST AND GE'S EMPLOYEE SAVINGS PROGRAM, AS WELL AS CHAIRMAN OF THE ASSET ALLOCATION COMMITTEE OF GE INVESTMENTS. HE ALSO SERVES AS A TRUSTEE OF THE INVESTMENT MANAGEMENT WORKSHOP, SPONSORED BY THE ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH. GENE IS A GRADUATE OF MUNDELEIN COLLEGE WITH A B.A.
IN BUSINESS MANAGEMENT.

Q  HOW DID THE S&S PROGRAM MUTUAL FUND PERFORM COMPARED TO ITS BENCHMARK IN
1995?

A The S&S Program Mutual Fund had a return of 36.8% in 1995. Our Lipper peer group of 481 Growth and Income funds had an average return of 31.4% for the same period. The S&P 500 returned 37.6%.

Q  WHY DID THE FUND OVER/UNDER PERFORM PEERS & BENCHMARK?

A The S&S Program Mutual Fund slightly underperformed the S&P 500 in 1995 due to our 4-5% cash position. The S&P 500 did better than 85% of active U.S. equity managers. Therefore, by staying close to the S&P 500 performance, we managed to outperform the majority of our peers. Our large overweighting in financial stocks was a significant plus as these were among the best performing stocks in 1995. We benefited particularly from large holdings in Federal National Mortgage Association and Travelers, two well run companies that were strong in the declining interest rate environ-ment of 1995. Another area where we were overweighted and did well was in capital goods. Well managed companies like Allied Signal and United Technologies were strong performers, as were restructuring companies like Lockheed Martin and Eastman Kodak. Our underweighting in technology hurt performance early in the year but helped us in the fourth quarter when that sector had a significant correction.

[GRAPHIC]
Photo of Gene Bolton


Q  HOW DO YOU PICK STOCKS?

A Our analysis has shown that individual stock selection is the area where we add the most value to our Fund. Thus we manage the Fund on a bottom up, stock by stock basis, building our industry and sector weightings based on where we find the most attractive stocks. We place heavy emphasis on research, taking a very fundamental approach to investing. We make a concerted effort to understand each company that we invest in, including their growth potential, earnings drivers, as well as the strength of their management team. We believe contact with management is very important, and often have several companies per week coming into our offices to tell us their story and let us question them about their growth plans and earnings outlook. The other key element of our investment approach is to pay close attention to valuation levels. Even the best companies may not be attractive investments if their valuation levels become excessive. We watch earnings growth progression and valuation levels very carefully and will sell a stock when it reaches our valuation target or if earnings fundamentals begin to deteriorate.

Q  WHAT SECTORS HAVE YOU LIKED?

A We continue to be overweighed in the financial and capital goods sectors. These sectors are where we are finding the most attractive stocks on a valuation basis using our bottom-up stock selection disciplines. The financial stocks we own have good historical growth rates and in our belief, strong managements.

In our view, they also have attractive valuation levels considering their past and future projected growth rates. The long term decline in interest rates has also helped these companies do well. The capital goods stocks we own have also shown superior growth and have attractive valuations compared to other companies with similar growth prospects. These companies are globally diversified and we believe they are very competitive world wide. They have instituted cost cutting and productivity initiatives and are generating strong cash flow. They should benefit from worldwide infrastructure building and are not dependent on debt-laden consumers to achieve their forecasted growth rates.

Q  WHAT IS THE OUTLOOK FOR THE FUND IN THE UPCOMING YEARS?

A We expect 1996 to be a year of increased volatility in the stock market. Returns are likely to be much more modest in the coming years than the double-digit returns we've enjoyed in the past, but we still believe the stock market will outperform other asset classes over the long term. With stock market valuations high on a historical basis, stock selection should be the key to good performance in 1996. We will continue to emphasize this approach, and we believe the Fund is well positioned for a strong year in terms of relative performance.

                                S&S PROGRAM MUTUAL FUND

           COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT

[GRAPHIC]
Line Chart

Data for Line Chart to Follow:


      S&S MUTUAL
        PROGRAM         S&P 500
_______________________________
1985    10,000          10,000
1986    11,670          11,840
1987    11,647          12,456
1988    13,394          14,536
1989    17,425          19,085
1990    16,937          18,475
1991    21,883          24,110
1992    23,655          25,966
1993    26,376          28,589
1994    25,912          28,989
1995    35,447          39,889


                          AVERAGE ANNUAL TOTAL RETURN
                   FOR THE PERIODS ENDING DECEMBER 31, 1995


                           ONE       FIVE        TEN
                          YEAR       YEAR       YEAR
S&S Program Mutual       36.77%     15.91%      13.48%
S&P 500                  37.61%     16.61%      14.82%

                              INVESTMENT PROFILE

A Fund designed for investors who seek long-term growth of capital and income. The Fund invests principally in domestic common stocks or in securities convertible into common stocks. Cash, preferred stocks, bonds and foreign securities can also be held.

                           *LIPPER PERFORMANCE COMPARISON
                           BASED ON 12/31/95 TOTAL RETURNS
                            GROWTH AND INCOME PEER GROUP

                                     One      Five         Ten
                                     Year     Year        Year
Fund's rank in peer group:            72       83           42
Number of Funds in peer group:       481      206          123
Peer group average total return:  31.36%   15.51%       12.81%
Lipper categories in peer group:         GROWTH AND INCOME,
                                           S&P 500 INDEX

        *SEE NOTES TO PERFORMANCE FOR EXPLANATION OF PEER CATEGORIES.


             TOP TEN LARGEST HOLDINGS
        AS A PERCENTAGE OF NET ASSET VALUE
               AT DECEMBER 31, 1995

American Telephone & Telegraph                2.32%
Pepsico Inc.                                  1.92%
Royal Dutch Petroleum Co.                     1.89%
Exxon Corp.                                   1.82%
Federal National Mortgage Assoc.              1.68%
International Business Machines               1.65%
Philip Morris Cos. Inc.                       1.65%
Merck & Co. Inc.                              1.48%
GTE Corp.                                     1.35%
Travelers Group Inc.                          1.32%

SEE PAGE 17 FOR NOTES TO PERFORMANCE. PAST PERFORMANCE IS NO
GUARANTEE OF FUTURE RESULTS.

                                                      SCHEDULE OF INVESTMENTS
                                   (DOLLARS IN THOUSANDS -- DECEMBER 31, 1995
_____________________________________________________________________________


                             S&S PROGRAM MUTUAL FUND


[GRAPHIC]
PIE CHART

Data For Pie Chart To Follow:


Cash & Other                    1.9%
Financial Services             15.6%
Capital Goods                  13.7%
Consumer                       32.6%
Technology                      8.4%
Utilities                      10.3%
Energy & Basic
 Materials                     15.2%
Transportation                  2.3%


                                       NUMBER
                                     OF SHARES        VALUE
___________________________________________________________

COMMON STOCK-96.8%
___________________________________________________________

AEROSPACE-2.9%
    Boeing Co.                       75,120        $5,888
    General Dynamics Corp.           29,004         1,715
    General Motors Corp.
     (Class H)                       66,758         3,279
    Lockheed Martin Corp.           216,649        17,115
    McDonnell Douglas Corp.         141,043        12,976
    Raytheon Co.                    115,929         5,478
    Rockwell International Corp.     64,110         3,390
    United Technologies Corp.       168,676        16,003
                                                   65,844
AUTOMOTIVE--2.0%
    Eaton Corp.                      55,931         2,999
    Ford Motor Co.                  521,150        15,113
    General Motors Corp.            325,106        17,190
    Goodyear Tire & Rubber Co.      212,006         9,620
    Stewart & Stevenson
     Services Inc.                   61,855         1,562
                                                   46,484
[GRAPHIC]
ICON FOR BANKS & FINANCIAL SERVICES

BANKS & FINANCIAL SERVICES--9.8%
    American Express Co.           412,649        17,073
    Bank of New York Inc.          176,502         8,604
    BankAmerica Corp.               83,918         5,434
    Barnett Banks Inc.              17,155         1,012
    BayBanks Inc.                   36,300         3,567
    Beneficial Corp.               221,247        10,316
    Block H & R Inc.                13,087           530
    Boatmen's Bancshares Inc.      139,141         5,687
    Chemical Banking Corp.          74,501         4,377
    CitiCorp.                      298,400        20,067
    Countrywide Credit
     Industries                    128,000         2,784
    Dean Witter Discover & Co.     269,573        12,670
    Edwards A G Inc.                67,647         1,615
    Federal National
    Mortgage Assoc                 313,300        38,888
    First Chicago Corp.            171,506         6,775
    First Interstate BanCorp.       54,206         7,399
    Mellon Bank Corp.              109,341         5,877
    Morgan (J P ) & Co. Inc.       180,216        14,462
    Nationsbank Corp.                55,091        3,836
    Rollins Inc.                     21,002          465
    Standard Federal
     Bancorporation                  38,112        1,501
    State Street Boston Corp.        86,040        3,872
    Student Loan Marketing Assoc.    10,479          690
    T. Rowe Price & Associates       36,034        1,775
    Transamerica Corp.               50,183        3,657
    Travelers Group Inc.            487,061       30,624
    United States BanCorp.          156,739        5,270
    Wells Fargo &  Co.               33,426        7,220
                                                 226,047

BROADCASTING, ENTERTAINMENT & MEDIA--4.4%
    Capital Cities/ABC Inc.          93,557       11,543
    Carmike Cinemas Inc.              7,472          168
    Carnival Corp. (Class A)         41,959        1,023
    Circus Circus Enterprises Inc.   63,668        1,775
    Comcast Corp. (Class A)         398,457        7,247 (a)
    Disney (Walt) Co.                76,446        4,510
    Donnelley (R.R.) & Sons Co.     253,125        9,967
    Dun & Bradstreet Corp.          140,822        9,118
    Gannett Inc.                    220,761       13,549
    Interpublic Group Cos. Inc.     127,425        5,527
    Knight Ridder Inc.               18,260        1,141
    Readers Digest Assoc
     Inc. (Class A)                  10,523          539
    Reuters Holdings PLC
     ADR (Class B)                  247,908       13,666
    Tele-Communications Inc.        211,663        5,689 (a)
    Tele-Communications Inc.
    (Class A)                       289,557        5,755 (a)

______________
See Notes To Schedules Of Investments And Finacial Statments


                                        -4-




                                                      SCHEDULE OF INVESTMENTS
                                  (DOLLARS IN THOUSANDS) -- DECEMBER 31, 1995
_____________________________________________________________________________


                                       NUMBER
                                     OF SHARES        VALUE
___________________________________________________________

    Time Warner Inc.               167,483           6,344
    Viacom Inc. (Class B)           82,415           3,904 (a)
                                                   101,465

BUILDING MATERIALS & CONSTRUCTION--0.1%
    Masco.Corp.                     43,462           1,363
    Sherwin Williams Co.            39,969           1,629
                                                     2,992

CHEMICAL--3.0%
    Air Products & Chemicals Inc.  182,029           9,602
    Airgas Inc.                     36,919           1,228 (a)
    Du Pont de Nemours (E.I.)      419,281          29,297
    Eastman Chemical Co.            66,056           4,137
    FMC Corp.                       26,528           1,794 (a)
    Grace (WR) & Co.                40,765           2,410
    IMC Global Inc.                 90,816           3,712
    Lubrizol Corp.                 125,921           3,510
    Morton International Inc.      255,026           9,149
    Olin Corp.                      22,107           1,641
    WitCo Corp.                    107,750           3,152
                                                    69,632

[GRAPHIC]
Icon for Consumer Related

CONSUMER RELATED--11.8%
    Albertsons Inc.                 21,134             695
    American Stores Co.            240,568           6,435
    Anheuser Busch Cos. Inc.       283,854          18,983
    Archer-Daniels Midland Co.     244,857           4,407
    Armstrong World
     Industries Inc.                90,329           5,600
    Catalina Marketing Corp.        15,519             974
    Coca Cola Co.                   10,877             808
    Colgate Palmolive Co.          199,494          14,015
    Conagra Inc.                   128,309           5,293
    CPC International Inc.         113,851           7,813
    Dole Food Inc.                  73,086           2,558
    Duracell International Inc.     16,359             847
    Eastman Kodak Co.              356,276          23,871
    General Mills Inc.              86,350           4,987
    Kellogg Co.                     55,268           4,269
    Marriot International Inc.      18,084             692
    McDonalds Corp.                335,363          15,133
    Nestle S.A.                      7,459           8,251
    Penney J C Inc.                 54,118           2,577
    Pepsico.Inc.                   794,349          44,384
    Philip Morris Cos. Inc.        420,873          38,089
    Procter & Gamble Co.           266,655          22,132
    Ralston Purina Co.              42,003           2,620
    Rubbermaid Inc.                 35,062             894
    Sara Lee Corp.                  72,201           2,301
    Scholastic Corp.                 9,373             729 (a)
    Stanhome Inc.                   46,115           1,343
    SysCo.Corp.                     73,661           2,394
    Tambrands Inc.                  30,331           1,448
    Timken Co.                      89,533           3,425
    Tyson Foods Inc. (Class A)      43,462           1,135
    Wal Mart Stores Inc.         1,110,788          24,854
                                                   273,956

DIVERSIFIED MANUFACTURING--5.3%
    Allied Signal Inc.             642,031          30,496
    Canadian Pacific Ltd           268,600           4,868
    Dover Corp.                    321,790          11,866
    Hanson PLC ADR                 350,308           5,342
    ITT Corp. (new)                 65,835           3,489
    ITT Industries Inc.             65,835           1,580
    Loews Corp.                    203,031          15,913
    Minnesota Mining &
     Manufacturing                 373,476          24,743
    Tecumseh Products Co.
      (Class A)                     24,539           1,270
    Tenneco Inc.                   139,805           6,938
    Textron Inc.                   208,071          14,045
    Trinova Corp.                   42,534           1,218
                                                   121,768

[GRAPHIC]
ICON FOR DRUGS, HEALTHCARE & COSMETICS

DRUGS, HEALTHCARE & COSMETICS--11.1%
    Abbott Laboratories            552,852          23,082
    Allergan Inc.                  308,393          10,023
    American Home Products Corp.   211,299          20,496
    American Medical Response       36,477           1,185 (a)
    Arbor Drugs Inc.                65,813           1,382
    Arrow International Inc.        82,548           3,281
    Avon Products Inc.              69,991           5,276
    Baxter International Inc.      203,075           8,504
    Bristol-Myers Squibb Co.       336,115         28,864
    Cardinal Health Inc.            24,760          1,356
    Dentsply International Inc.     25,158          1,006
    Eli Lilly & Co.                294,996         16,594
    FHP International Corp.        186,495          5,315 (a)
    Gillette Co.                    24,008          1,251
    International Flavours          24,141          1,159
    Johnson & Johnson              327,714         28,061

______________
See Notes To Schedules Of Investments And Finacial Statments



                                        -5-




                                                      S&S PROGRAM MUTUAL FUND
                                                       (DOLLARS IN THOUSANDS)
_____________________________________________________________________________


                                       NUMBER
                                     OF SHARES        VALUE
___________________________________________________________

    Lincare Holdings Inc.           20,162           $504 (a)
    Living Centers of America Inc.  26,042            911
    Merck & Co. Inc.               519,957         34,187
    Pfizer Inc.                    374,316         23,582
    Pharmacia & Upjohn Inc.        223,900          8,676
    Schering Plough Corp.          208,381         11,409
    Smithkline Beecham PLC ADR     358,708         19,908
    Warner Lambert Co.              12,380          1,202
                                                  257,214

[GRAPHIC]
ICON FOR ELECTRICAL & ELECTRONICS

ELECTRICAL & ELECTRONICS--8.0%
    ADT Ltd.                       172,346          2,585 (a)
    Airtouch Communications        443,422         12,527 (a)
    AMP Inc.                       352,076         13,511
    Applied Materials Inc.         182,206          7,174 (a)
    BBC Brown Boveri                 8,401          9,759
    EG & G Inc.                    177,740          4,310
    Emerson Electric Co.           328,811         26,880
    General Instrument Corp.        22,328            522 (a)
    General Signal Corp.           166,643          5,395
    Hewlett Packard Co.            341,376         28,590
    Hubbell Inc. (Class B)         295,128         19,404
    Intel Corp.                    301,407         17,105
    Molex Inc. (Class A)            53,057          1,625
    Motorola Inc.                  173,584          9,894
    Northern Telecom Ltd.           73,439          3,158
    Perkin Elmer Corp.              90,197          3,405
    Philips Electronics N.V.       226,199          8,115
    Sensormatic Electronics Corp.   22,726            395
    Ucar International Inc.         47,398          1,600 (a)
    Varian Associates Inc.         205,860          9,830
    VLSI Technology Inc.            12,601            229 (a)
                                                  186,013

ELECTRIC UTILITIES--2.7%
    CMS Energy Corp.                 84,537        2,526
    Dominion Resources Inc.         137,417        5,668
    Illinova Corp.                   72,953        2,189
    NIPSCO.Industries Inc.          105,671        4,042
    PacifiCorp.                     323,027        6,864
    Pinnacle West Capital Corp.     175,883        5,057
    Portland General Corp.           71,494        2,082
    Public Service Co. Colorado      83,874        2,967
    Public Service Co. New Mexico   197,416        3,479 (a)
    Southern Co.                    496,170       12,218
    Unicom Corp.                    433,341       14,192
                                                  61,284

[GRAPHIC]
Icon for Energy & Energy Related

ENERGY & ENERGY RELATED-10.3%
    Amerada Hess Corp.               25,114        1,331
    Amoco Corp.                     321,657       23,119
    Anadarko Petroleum Co.          107,926        5,841
    Atlantic Richfield Co.           58,495        6,478
    Baker Hughes Inc.               212,183        5,172
    Burlington Resources Inc.       265,505       10,421
    Chevron Corp.                    89,710        4,710
    Dresser Industries Inc.          86,040        2,097
    Eastern Enterprises              90,108        3,176
    Elf Aquitaine ADR                44,921        1,651
    Exxon Corp.                     526,058       42,150
    FPL Group Inc.                  189,943        8,809
    Mobil Corp.                     168,853       18,912
    Occidental Petroleum Corp.      110,668        2,365
    Phillips Petroleum Co.           52,217        1,782
    Royal Dutch Petroleum Co.       309,763       43,715
    Santa Fe Energy Resources Inc.   95,768          922 (a)
    Schlumberger Ltd.               335,496       23,233
    Texaco Inc.                     278,378       21,853
    Unocal Corp.                    273,508        7,966
    USX Marathon Group              131,316        2,561
                                                 238,264

FOREST PRODUCTS, PAPER & PACKAGING--1.7%
    Avery Dennison Corp.             35,371        1,773
    International Paper Co.          76,490        2,897
    Kimberly Clark Corp.            146,598       12,131
    Mead Corp.                      172,744        9,026
    Owens Illinois Inc.             174,557        2,531 (a)
    Weyerhaeuser Co.                275,321       11,908
                                                  40,266

INDUSTRIAL PRODUCTS & SERVICES--0.9%
    Browning-Ferris
     Industries Inc.                123,490        3,643
    Corning Inc.                     44,214        1,415
    Ecolab Inc.                      25,733          772
    Flightsafety International
     Inc.                            16,846          846
    Waste Management International
     PLC ADR                         50,360          541 (a)


______________
See Notes To Schedules Of Investments And Finacial Statments


                                        -6-




                                                      SCHEDULE OF INVESTMENTS
                                   (DOLLARS IN THOUSANDS) -- DECEMBER 31, 1995
_____________________________________________________________________________


                                       NUMBER
                                     OF SHARES        VALUE
___________________________________________________________

    Wheelabrator Technologies
     Inc.                            92,761       $1,554
    WMX Technologies Inc.           435,508       13,011
                                                  21,782

INSURANCE--5.0%
    American International
     Group Inc.                    299,373        27,692
    Chubb Corp.                     29,520         2,856
    CMAC Investment Corp.           38,643         1,700
    CNA Financial Corp.             14,193         1,611
    General Reinsurance Corp.       84,132        13,040
    ITT Hartford Group Inc.         65,835         3,185
    Jefferson Pilot Corp.            6,544           479
    Lincoln National Corp.         202,412        10,880
    Marsh & McLennan Cos           105,760         9,386
    Navigators Group Inc.           12,344           218
    Providian Corp.                247,466        10,084
    Reliastar Financial Corp.       68,355         3,033
    St. Paul Cos. Inc.             257,635        14,331
    TIG Holdings Inc.              455,360        12,978
    UNUM Corp.                      63,005         3,465 (a)
                                                 114,938

MACHINERY & MACHINE TOOLS--1.1%
    Caterpillar Inc.                 67,426        3,961
    Cooper Industries Inc.           85,377        3,138
    Deere & Co.                     364,942       12,864
    Ingersoll Rand Co.              142,767        5,015
                                                  24,978

MERCHANDISING--2.6%
    American Greetings Corp.
     (Class A)                      105,141        2,904
    Charming Shoppes Inc.           286,272          823
    Circuit City Stores Inc.        123,932        3,424
    CUC International Inc.            8,401          287 (a)
    Dayton Hudson Corp.              64,110        4,808
    Federated Department
     Stores Inc.                    304,722        8,380 (a)
    Home Depot Inc.                 185,301        8,871
    Limited Inc.                     53,764          934
    May Department Stores Co.        44,214        1,868
    Melville Corp.                   29,756          915
    Price Costco Inc.               223,458        3,408
    Sears Roebuck & Co.             466,458       18,192
    TJX Cos. Inc.                    11,054          209
    Toys 'R Us                      197,371        4,293 (a)
                                                  59,316

METALS--0.8%
    Barrick Gold Corp.              127,646        3,367
    Freeport McMoran Copper
     Gold (Class A)                 158,153        4,428
    Inco Ltd.                        46,866        1,558
    Newmont Mining Corp.            111,233        5,033
    Nucor Corp.                      34,796        1,988
    Reynolds Metals Co.              16,492          934
                                                  17,308

NATURAL GAS--0.5%
    Enserch Corp.                   175,706        2,855
    Nabors Industries Inc.          189,766        2,111 (a)
    Petroleum Geo Services ADR       11,319          283 (a)
    Sonat Inc.                      140,424        5,003
    Tosco Corp.                      40,588        1,547
                                                  11,799

OFFICE EQUIPMENT & SUPPLIES--4.3%
    Amdahl Corp.                     85,819          729
    Apple Computer                   43,153        1,376
    Automatic Data Processing Inc.  154,970       11,507
    Cisco Systems Inc.               46,646        3,481 (a)
    Compaq Computer Corp.            77,286        3,710 (a)
    Computer Associates
      International Inc.             147,852       8,409
    Equifax Inc.                     646,939      13,828
    First Data Corp.                219,744       14,695
    International Business
     Machines                       415,479       38,120
    Microsoft Corp.                  21,002        1,843 (a)
    Pitney Bowes Inc.                49,962        2,348
                                                 100,046

REAL ESTATE--0.0%
    Castle & Cooke Inc. (new)        24,362          408

TELEPHONE & UTILITIES-6.5%
    American Telephone & Telegraph  828,172       53,624
    Bellsouth Corp.                 319,048       13,879
    Cellular Communications Inc.     61,457        3,058
    Frontier Corp.                   46,380        1,391


______________
See Notes To Schedules Of Investments And Finacial Statments


                                        -7-




                                                      S&S PROGRAM MUTUAL FUND
                                                       (DOLLARS IN THOUSANDS)
_____________________________________________________________________________


                                       NUMBER
                                     OF SHARES        VALUE
___________________________________________________________

    GTE Corp.                      708,759         31,185
    International Cabletel Inc.    264,400          6,478 (a)
    MCI Communications Corp.       320,154          8,364
    NYNEX Corp.                    189,545         10,235
    Pacific Telesis Group          155,235          5,220
    SBC Communications Inc.        189,324         10,886
    Sprint Corp.                    49,033          1,955
    U.S. West Inc.                 137,196          4,905
                                                  151,180

TRANSPORTATION--2.0%
    AMR Corp.                      121,587          9,028
    Burlington Northern Santa Fe   139,893         10,912
    CSX Corp.                      130,874          5,971
    Delta Air Lines Inc.            31,215          2,306
    Pittston Services Group         25,158            789
    Union Pacific Corp.            276,205         18,230
                                                   47,236

    TOTAL COMMON STOCK
     (COST $1,733,647)                          2,240,220

                                     PRINCIPAL
                                        AMOUNT      VALUE
________________________________________________________

BONDS AND NOTES-0 3%
________________________________________________________

    Ames Department Stores Inc.
0.99%         01/01/97                   $79          0 (a)
    BanCo.Nacional de MexiCo.SA
7.00%         12/15/99                 3,008        2,422 (b)
    Cemex
4.25%         11/01/97                 2,258        1,908 (b)
    Exide Corp.
2.90%         12/15/05                 2,287        1,635 (b)
    Valhi Inc.
9.25%         10/20/07                 1,459          567

    TOTAL BONDS AND NOTES
     (COST $8,007)                                  6,532

CONVERTIBLE BONDS--0.3%
___________________________________________________________
    ADT Operations Inc.
6.50%         07/06/10                 1,009          483
    AMR Corp.
    Federated Department Stores Inc.
5.00%         10/01/03                   925          922
    TOTAL CONVERTIBLE BONDS
      (COST $6,914)                                $7,196

                                       NUMBER
                                     OF SHARES        VALUE
___________________________________________________________

CONVERTIBLE PREFERRED STOCK--0.7%
___________________________________________________________

    Citicorp, 10.75%                  8,287        1,522
    Ford Motor Co.
     (Series A), 8.40%               44,967        4,261
    International Paper
     Capital Trust, 5.25%            30,375        1,374 (b)
    Occidental Petroleum
     Corp., 7.75%                    84,802        4,664 (b)
    Reynolds Metals Co., 7.00%       24,052        1,218
    Santa Fe Energy Resources
     Inc. (Series A) 8.25%           54,295        1,038
    St. Paul Capital LLC, 6.00%       5,877          331
    Unocal Corp., 7.00%              28,695        1,571 (b)

    TOTAL CONVERTIBLE PREFERRED STOCK
       (COST $14,324)                             15,979

    TOTAL INVESTMENTS IN SECURITIES
       (COST $1,762,892)                       2,269,927

                                     PRINCIPAL
                                        AMOUNT      VALUE
________________________________________________________
SHORT TERM INVESTMENTS-1.7%
________________________________________________________

U.S. GOVERNMENT AGENCIES-0.9%
    Federal National Mortgage Assoc
5.67%         01/19/96            $20,000         19,943 (d)

REPURCHASE AGREEMENT-0.8%
    State Street Bank and Trust Co.
5 75%         01/02/96             18,960         18,960
    (dated 12/29/95, proceeds
    $18,972, collateralized by
    $19,346 United States Treasury
    Note 9 25%, 2/01/16)

    TOTAL SHORT TERM INVESTMENTS
      (COST $38,903)                              38,903

    OTHER ASSETS AND LIABILITIES,
    NET 0.2%                                       5,707
                                              __________

    NET ASSETS--100%                          $2,314,537
                                              __________
                                              __________


[GRAPHIC]
Sample Icon

ICONS REPRESENT THE TOP FIVE INDUSTRY WEIGHTINGS IN THE S&S
PROGRAM MUTUAL FUND AT 12/31/95.

______________
See Notes To Schedules Of Investments And Finacial Statments

                                               S&S LONG TERM INTEREST FUND

Q&A

BOB MACDOUGALL LEADS THE TAXABLE FIXED INCOME TEAM AT GE INVESTMENTS. ASSETS UNDER MANAGEMENT EXCEED $14 BILLION. HIS RESPONSIBILITIES INCLUDE MANAGING THE S&S LONG TERM INTEREST FUND. BOB JOINED GE INVESTMENTS IN 1986 AS MUTUAL FUND PORTFOLIO MANAGER AND WAS NAMED TO HIS PRESENT POSITION IN 1992. PREVIOUSLY HE WAS WITH GE'S CORPORATE TREASURY OPERATION MANAGING THE COMPANY'S $2 BILLION PORTFOLIO OF MARKETABLE SECURITIES AND SUPPORTING THE TREASURER IN THE AREAS OF DEBT MANAGEMENT AND CAPITAL STRUCTURE PLANNING. PRIOR TO THAT, BOB HELD VARIOUS FINANCIAL MANAGEMENT POSITIONS SINCE JOINING GE IN 1973. HE HOLDS BACHELOR'S AND MASTER'S DEGREES IN BUSINESS ADMINISTRATION FROM THE UNIVERSITY OF MASSACHUSETTS.

Q  HOW DID THE S&S LONG TERM INTEREST FUND PERFORM
COMPARED TO ITS  BENCHMARKS IN 1995?

A GE S&S Long Term Interest Fund achieved a total return of 18.3% in 1995. This compares with a 16.6% average return for 157 mutual funds in our Lipper peer group of Intermediate Bond Funds. The Lehman Brothers Aggregate Bond Index had a return of 18.5%.

Q  HOW DID MARKET EVENTS IN 1995 IMPACT THE FUND?

A The bond market has been on a roller coaster the last couple of years. From February 1994 until February

[GRAPHIC]
BOB MACDOUGALL


1995, the Federal Reserve was tightening monetary policy to slow economic growth. In July 1995 the Fed moved to an accommodative posture and lowered short term rates. The market, anticipating this shift, rallied from early in the year with long rates falling to 5.95% in December.
The defensive position which we established to preserve capital in 1994 kept us from fully participating in the rally during the first quarter of 1995. Favorable sector allocation and good individual security selection allowed us to recoup the shortfall.

Q  DESCRIBE YOUR SECTOR ALLOCATION PROCESS.

A The U.S. bond market is comprised of three primary sectors: governments, corporate bonds and mortgage backed securities (e.g. Ginnie Maes). While similar in the sense they generate yield and have price sensitivity to changes in interest rates, these sectors do not perform in lockstep. We diversify our portfolio across all three sectors to reduce risk but also seek to add performance by over/under weighting based on our outlook on relative value. In 1995, demand for incremental yield caused the corporate sector to perform the best. Mortgages, on the other hand, underperformed treasuries due to investor concern over homeowner's ability to pay off their mortgages and refinance in a falling interest rate environment.

Q  HOW ARE YOU POSITIONED AT THE START OF 1996?

A The current economic expansion will soon be entering its fifth year. Both fiscal and monetary policy seem restrictive. Inflation is well controlled. We believe (hope) there will be less volatility in the market with return consisting primarily of income with little or no price appreciation. In that environment we will tend to be overweighted in mortgage backed securities and, to a lesser extent, corporates to pick up incremental yield over Treasuries.

                                                  S&S LONG TERM INTEREST FUND
_____________________________________________________________________________

             COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT

[GRAPHIC]
Line Chart

Data for line chart to follow:


   S&S LONG TERM INTEREST FUND


   S&S LONG TERM INTEREST FUND
_________________________________
         S&S
       LONG TERM    LB AGGREGATE
_________________________________
1985    10,000        10,000
1986    11,830        11,530
1987    11,913        11,853
1988    12,794        12,789
1989    14,650        14,644
1990    16,027        15,962
1991    18,591        18,515
1992    19,874        19,886
1993    21,821        21,814
1994    21,276        21,182
1995    25,169        25,100


                     AVERAGE ANNUAL TOTAL RETURN
              FOR THE PERIODS ENDING DECEMBER 31, 1995
                           One     Five      Ten
                          Year     Year      Year
S&S Long Term            18.34%   9.46%     9.68%
LB Aggregate             18.47%   9.48%     9.63%

                               INVESTMENT PROFILE

A Fund designed for investors who seek a high interest rate of return over a long-term period consistent with prudent management and preservation of capital. The Fund invests principally in obligations of the U.S. Government, corporate bonds, notes and other types of fixed income investments.



      *LIPPER PERFORMANCE COMPARISON
      BASED ON 12/31/95 TOTAL RETURNS
                 INTERMEDIATE BOND PEER GROUP

                                    One         Five         Ten
                                    Year        Year        Year
Fund's rank in peer group:           32          11           1
Number of Funds in peer group:      157          37          10
Peer group average total return:  16.62%       8.88%       8.87%
Lipper categories in peer group     INTERMEDIATE INVESTMENT
                                           GRADE CORP.

*SEE NOTES TO PERFORMANCE FOR EXPLANATION OF PEER CATEGORIES.



      QUALITY RATINGS AS OF DECEMBER 31, 1995

                                       PERCENT OF
MOODY'S RATINGS +                      MARKET VALUE
AAA                                      76.71%
AA                                        1.63%
A                                        10.10%
Baa                                       7.25%
Ba                                        3.92%
NR                                         .39%

+MOODY'S INVESTORS SERVICE, INC. IS A NATIONALLY RECOGNIZED
STATISTICAL RATING ORGANIZATION.


SEE PAGE 17 FOR NOTES TO PERFORMANCE. PAST PERFORMANCE IS NO
GUARANTEE OF FUTURE RESULTS.

                                                      SCHEDULE OF INVESTMENTS
                                  (DOLLARS IN THOUSANDS) -- DECEMBER 31, 1995
_____________________________________________________________________________

                            S&S LONG TERM INTEREST FUND

[GRAPHIC]
PIE CHART

Data for Pie chart to follow:


Short Term                  6.2%
U.S. Government            24.8%
Mortgage-Backed            31.4%
Asset Backed               13.5%
Corporate Notes            24.1%


DUE TO SECURITY LENDING ACTIVITY, THE ABOVE PORTFOLIO BREAKDOWNS
ARE BASED ON TOTAL MARKET VALUE OF INVESTMENTS.

                                 PRINCIPAL
                                   AMOUNT            VALUE
_________________________________________________________________
BONDS AND NOTES-119.6%
_________________________________________________________________
U.S. TREASURIES-31.6%

U.S. Treasury Bonds
6.25%          08/15/23          $25,200         $25,928
6.875%         08/15/25           44,700          50,413 (j)
7.50%          11/15/24            3,350           4,027
7.625%         02/15/25           54,960          67,206 (j)
8.125%         08/15/19           26,100          32,816 (j)
9.25%          02/15/16            5,500           7,560 (j)
12.00%  05/15/05 - 08/15/13       45,215          68,190 (j)
                                                 256,140
U.S. TREASURY NOTES
5.50%          11/15/98          40,000          40,294
5.625%         11/30/00          25,114          25,342
5.75%    09/30/97 - 10/31/97     52,700          53,190 (j)
5.875%         08/15/98          46,300          47,031 (j)
6.00%          08/31/97          24,400          24,701
6.125%   05/15/98 - 09/30/00    157,878         162,200 (j)
6.25%          08/31/00          12,900          13,345
6.50%   04/30/99 - 08/15/05      61,900          65,657 (j)
6.75%          04/30/00          86,800          91,343 (j)
7.50%          02/15/05          88,163          99,928 (j)
7.875%         11/15/04          28,335          32,798 (j)
8.00%          05/15/01          58,500          65,483
                                                721,312

TOTAL U.S. TREASURIES
(COST $931,780)                                 977,452

Asset Backed-17.2%
Advanta Credit Card Master Trust Corp.
6.098%          09/01/00          26,830         26,838 (e)
6.188%          12/31/00          12,180         12,199 (e)
6.218%          10/01/01          14,400         14,436 (e)
6.313%          08/31/99           6,100          6,123 (e)
Advanta Mortgage Loan Trust Corp.
6.30%           07/25/25           5,831          5,738
6.30%           01/25/96           3,734          3,743 (e)
6.31%           04/25/26           9,925          9,952 (e)
AT & T Universal Card Master Trust
5.95%           10/17/02           5,670          5,729
Caterpillar Financial Asset Trust
6.10%           06/25/00           3,296          3,309
Discover Card Master Trust
6.128%          04/16/02          20,000          20,012 (e)
6.288%          10/16/04          17,500          17,577 (e)
6.70%           02/16/00           6,690           6,813
First USA Credit Card Master Trust
6.078%          10/15/01          30,000          29,981 (e)
6.108%          04/15/03           8,050           8,045 (e)
6.118%          06/17/02          14,200          14,200 (e)
6.158%          12/15/99           6,820           6,829 (e)
6.288%          10/15/03           4,600           4,620 (e)
6.308%          08/15/03           9,300           9,349 (e)
Fleetwood Credit Grantor Trust
6.55%           05/16/11           7,699           7,818
General Motors Acceptance Corp.
5.55%           05/15/97             973             973
Household Affinity Credit Card Trust
6.088%          05/15/01          24,000          23,962 (e)
6.138%          09/15/00          12,000          12,004 (e)
Household Finance Corp.
8.15%           03/19/96           7,749           7,780
ITT Floorplan Receivables
6.138%          02/15/01          36,539          36,550 (e)
MBNA Master Credit Card Trust
5.86%           03/15/00          42,700          42,754 (e)
6.088%          03/15/01          14,300          14,282 (e)
6.108%          01/16/02          29,200          29,200 (e)
Merrill Lynch Credit Corp.
6.338%          11/15/20           9,082           9,082 (e)
Morgan Stanley Capital Inc.
6.388%          10/15/04           8,166           8,238 (e)

______________
See Notes To Schedules Of Investments And Finacial Statments

                                     -11-





                                                  S&S LONG TERM INTEREST FUND
                                                       (DOLLARS IN THOUSANDS)
_____________________________________________________________________________

                                 PRINCIPAL
                                   AMOUNT            VALUE
_________________________________________________________________
Option One
6.306%          11/20/26          $6,254            $6,254 (e)
Peoples Bank Credit Card Master Trust
6.088%          03/15/01          20,200            20,206 (e)
Premier Auto Trust
5.95%          12/06/98            2,470             2,483
6.169%         11/02/99            3,955             3,952 (e)
Signet Master Trust
6.098%          09/15/00           4,000             4,003 (e)
Southern Pacific Secured Assets Corp.
6.125%          10/25/25           7,104             7,099 (e)
Standard Credit Card Master Trust
5.82%           05/08/00          40,000            40,012 (e)
6.55%           10/07/07           7,600             7,821
6.75%           06/07/00           7,820             8,033
TMS Trust
6.458%          06/15/25          26,270            26,309 (e)
Wachovia Credit Card Master Trust
6.108%          03/15/03           9,300             9,294 (e)

TOTAL ASSET BACKED
(COST $532,866)                                    533,602

CORPORATE NOTES-30.8%

Advanta Corp Medium Term Notes
6.01%           11/29/96          21,000            21,021 (e)
Aetna Life Assurance
17.02%          09/15/96
(Cost $6,769 - 12/31/85)          11,584            11,140 (d,h)
American Airlines
9.71%           01/02/07           7,913             9,198
American Home Products
7.70%           02/15/00           5,200             5,564
Arkla Inc.
8.875%          07/15/99           5,025             5,390
9.875%          04/15/97           4,770             4,996
Banco Nacional De Comercio Corp.
7.25%           02/02/04           5,100             3,946
Bank of China
8.25%          03/15/14           5,000              4,999
Banque Paribas
8.35%          06/15/07           4,250              4,792
BBV International Finance Ltd.
7.00%          12/01/25           3,885              3,881
BCH Cayman Islands
8.25%          06/15/04           6,175              6,783
Bell Telephone Co.
8.35%          12/15/30           9,625             12,090
Capital One Bank
6.212%         03/20/96          25,400             25,413 (e)
6.43%          06/29/98           7,050              7,141
6.48%          08/15/97           5,700              5,755
Central Maine Power Co.
7.40%          06/02/98           1,475              1,501
Chesapeake & Potomac Telephone Co.
8.375%         10/01/29           6,000              7,514
China International Trust & Investment Corp.
9.00%          10/15/06           2,870              3,258
Citicorp
9.75%          08/01/99           5,000              5,624
Cleveland Electric Illuminating Co.
7.42%          08/01/01          10,000              9,905
CoAmerica Bank
7.50%          01/17/96           9,700              9,713
Columbia/HCA Healthcare
8.36%          04/15/24           8,200              9,624
Dean Witter Discover & Co.
5.93%          09/29/97          12,000             12,000 (e)
Delta Air Lines Inc.
7.79%          12/01/98           9,000              9,421
9.875%         01/01/98           5,625              6,042
Dresdner Bank AG
7.25%          09/15/15           4,240              4,522
Duty Free International Inc.
7.00%          01/15/04           4,500              4,346
Equitable Life Assured Society
7.70%          12/01/15           4,200              4,258
Finova Capital Corp.
6.375%         10/15/00           6,300              6,401
6.75%          11/15/04           8,100              8,303
First USA Bank
5.93%          11/13/96           9,000              8,997 (e)
Ford Motor Credit Co.
7.25%          05/15/99           8,625              9,003
Ford Motor Credit Medium Term Note
5.98%          04/19/99          76,000             76,076 (e)


______________
See Notes To Schedules Of Investments And Finacial Statments

                                     -12-





                                                      SCHEDULE OF INVESTMENTS
                                  (DOLLARS IN THOUSANDS) -- DECEMBER 31, 1995
_____________________________________________________________________________

                                 PRINCIPAL
                                   AMOUNT            VALUE
_________________________________________________________________
Foster Technology Inc.
6.75%          11/15/05          $4,200             $4,329
General Motors Acceptance Corp.
5.93%          11/15/96          38,900             38,958 (e)
7.50%          01/29/98          13,000             13,479
7.65%          02/03/97          14,000             14,312
8.375%         01/19/99           9,500             10,194
General Motors Corp.
8.89%          08/18/03           4,300              4,956
Great Atlantic & Pacific Tea Inc.
9.125%         01/15/98           5,550              5,851
Hanson Overseas B V
6.75%          09/15/05           2,800              2,900
Harnischfeger Industries
7.25%          12/15/25           6,450              6,506
HSBC Finance Nederland B.V.
7.40%          04/15/03           4,950              5,190 (b)
Hydro Quebec
8.05%          07/07/24          5,875                6,708
8.25%          04/15/26          4,000                4,542
11.75%         02/01/12          9,610               14,143
Istituto Banca San Paolo
6.275%         08/25/00         13,000               12,968(e)
ITT Corporation (new)
6.25%          11/15/00          6,300                6,365
Joy Technologies Inc.
10.25%         09/01/03          8,150                9,230
K Mart Funding Corp.
9.44%          07/01/18          4,000                3,349
KFW International Finance Inc.
8.20%          06/01/06         10,500               12,255
Landeskreditbank Baden
7.875%         04/15/04          8,220                9,222
Lehman Brothers Holdings Inc.
6.875%         06/08/98          2,450                2,495
8.375%         02/15/99          4,800                5,104
Lehman Brothers Inc.
7.125%         07/15/02          8,400                8,685
Liberty Mutual Insurance Co.
8.20%          05/04/07          8,250                9,148 (b)
8.50%          05/15/25          2,350                2,616 (b)
Long Island Lighting Co.
9.75%          05/01/21          10,500              10,801
Markel Corp.
7.25%          11/01/03           4,200               4,321
Massachusetts Mutual Life Insurance
13.064%        12/16/96
(Cost $8,548 - 12/31/85)         14,407              13,626 (h)
McDonnell Douglas Finance Corp.
6.135%         05/28/96           3,800               3,805 (e)
Merrill Lynch & Co. Inc.
6.032%         05/19/98          40,100              40,100 e)
6.033%         05/19/98           3,900               3,900 (e)
6.64%          09/19/02           6,000               6,162
Methanex Corp.
7.40%          08/15/02           3,960               4,144
Metropolitan Life Insurance Co.
7.80%          11/01/25           6,100               6,355 (b)
Morgan Stanley Group Inc.
6.082%         05/18/98          26,600              26,645 (e)
Multiva Mexico Trust Corp.
9.75%          06/09/97           4,700               4,136 (b)
Nationsbank Corp.
7.55%          01/09/96           9,700               9,700 (e)
Nationwide CSN Trust
9.875%         02/15/25           8,000               9,325 (b)
New American Capital Inc.
7.688%         04/12/00           8,700               8,711 (b,e)
Newfoundland Province Canada
9.875%         06/01/20          10,000              13,343
News America Holdings Inc.
9.125%         10/15/99           5,000               5,527
10.125%        10/15/12          12,100              14,643
Niagara Mohawk Power Corp.
8.77%          01/01/18           4,000               3,600
North Atlantic Energy Corp.
9.05%          06/01/02          13,849              14,316
Ontario Province Canada
7.00%          08/04/05           5,310               5,653
Oryx Energy Co.
10.00%         06/15/99           3,150               3,418
Paramount Communications Inc.
5.875%         07/15/00           3,200               3,157
Petroleos Mexicanos
6.813%         03/08/99           7,915               7,044 (b)

______________
See Notes To Schedules Of Investments And Finacial Statments

                                     -13-





                                                  S&S LONG TERM INTEREST FUND
                                                       (DOLLARS IN THOUSANDS)
_____________________________________________________________________________

                                 PRINCIPAL
                                   AMOUNT            VALUE
_________________________________________________________________
Prudential Insurance Co. America
8.30%          07/01/25          $2,150              $2,308 (b)
Public Service Co.
8.875%          05/15/96          5,150               5,206
Quaker Oats Co.
6.71%           07/13/05          4,100               4,222
7.28%           08/29/05          4,050               4,334
Republic of Italy
6.875%          09/27/23          4,700               4,590
7.87%           09/27/01          4,125               2,886 (d)
7.939%          03/27/02          4,125               2,794 (d)
7.975%          03/27/01          4,100               2,973 (d)
8.019%          09/27/02          4,125               2,696 (d)
8.975%          03/27/13          4,125               1,166 (d)
8.985%          09/27/13          3,250                 889 (d)
RHG Finance Corp.
8.875%          10/01/05          3,000               3,143
RJR Nabisco Inc.
8.75%           08/15/05          3,000               3,073
Royal Caribbean
11.375%         05/15/02          1,900               2,085
Smurfit Capital
7.50%           11/20/25         12,000              12,517
Societe Nationale Des Chemins
8.875%          12/01/24          4,000               5,044 (b)
St. George Bank Ltd.
7.15%           10/15/05          4,900               5,072 (b)
Swiss Bank Corp.
7.50%           07/15/25          3,500               3,830
Taubman Realty Group L.P.
8.00%           06/15/99         10,550              11,055
Tele-Communications Inc.
6.43%           03/09/98          5,350               5,399
7.13%           02/02/98          5,050               5,163
8.75%           08/01/15          5,250               5,820
9.25%           04/15/02          4,200               4,772
Time Warner Entertainment Co. L.P.
10.15%          05/01/12          6,875               8,522
Time Warner Inc.
7.75%           06/15/05          4,175               4,346
7.95%           02/01/00          4,200               4,428
Toledo Edison Co.
7.38%           03/31/00         10,750              10,481
Tosco Corp.
7.00%           07/15/00          3,700               3,767
Unisys Corp.
10.625%         10/01/99          9,800               8,673
United Air Lines Inc.
9.75%           08/15/21          1,300               1,560
10.67%          05/01/04          3,040               3,667
11.21%          05/01/14          3,875               5,129
United Co. Financial Corp.
7.00%           07/15/98          3,600               3,673
USX Marathon Group
8.875%          09/15/97         10,000              10,477
Viacom Inc.
7.75%           06/01/05         14,700              15,611
Woolworth Corp.
7.00%           06/01/00          6,375               6,487

TOTAL CORPORATE NOTES
 (COST $926,644)                                    952,412

MORTGAGE-BACKED-40.0%

Federal Home Loan Mortgage Corp.
6.25%          11/01/12             394                 393
6.50%          11/01/03
               - 08/01/25       118,879             119,116
6.50%          TBA               38,410              38,614 (c)
6.75%          10/01/03
               - 03/01/06           627                 635
7.00%          02/01/09
               - 08/01/25        13,870              14,130
7.00%          TBA              159,200             160,593 (c)
7.25%          04/01/04           1,858               1,890
7.50%          12/01/05
               - 06/01/23        36,683              37,641
7.75%          05/01/08             982               1,019
8.00%          04/15/20
               - 07/01/25         6,861               7,178
8.00%          08/01/08           7,482               7,753 (b)
8.00%          TBA               25,970              26,911 (c)
8.00%          12/01/00
                - 05/01/09       15,161              15,712 (i)
8.25%          05/01/12             785                 816
8.50%          04/01/12             294                 308
8.50%          12/01/99
                - 11/01/10       19,660              20,542 (i)
8.75%          08/01/05
                - 05/01/08        7,925               8,279
9.00%          10/01/09
                - 11/01/16       10,792              11,430
                    472,960
Federal National Mortgage Assoc.
6.00%          12/01/08
                - 07/01/09       18,760             18,566
6.50%          06/01/14          14,967             15,074

______________
See Notes To Schedules Of Investments And Finacial Statments

                                     -14-






                                                      SCHEDULE OF INVESTMENTS
                                  (DOLLARS IN THOUSANDS) -- DECEMBER 31, 1995
_____________________________________________________________________________

                                 PRINCIPAL
                                   AMOUNT            VALUE
_________________________________________________________________
7.00%          07/01/23             $58                $59
8.00%          08/01/24               1                  1
8.50%          08/01/11
               - 12/01/24         7,515              7,882
9.00%          07/01/07
               - 07/01/25        79,723             84,256
                                                   125,838

Government National Mortgage Assoc.
7.50%          02/15/22
               - 08/15/24        38,159             39,306
7.50%          03/20/25          22,790             23,211 (i)
8.00%          07/15/16
               - 12/15/25       144,292            150,509
8.25%          05/15/08             499                527
9.00%          07/15/09
               - 12/15/19       114,622            124,043
9.50%          12/15/09
               - 11/15/20        16,921             18,565
                                                   356,161

Collateralized Mortgage Obligations
Aetna Commercial Mortgage Trust
6.422%         12/26/30          10,270             10,296
American Housing Trust
14,174%        01/25/21               5              2,191 (g)
American Southwest Financial Securities Corp.
0.70%          01/18/09          38,387              1,218 (g)
1.078%         01/18/09          52,957              2,921 (g)
7.30%          10/17/01           6,109              6,351
Asset Securitization Corp.
7.10%          08/13/29          10,236             10,724
Community Program Loan Trust
4.50%          10/01/18          23,460             20,718
DLJ Mortgage Acceptance Corp.
6.65%          12/17/27           6,536              6,658 (b)
6.85%          12/17/27           6,127              6,244 (b)
FDIC REMIC Trust
6.15%          01/25/25             199                198 (e)
7.85%          09/25/25          14,150             14,595
Federal Home Loan Mortgage Corp.
3.50%          11/15/07          20,697             17,353
1089.16%       09/15/22             122              2,433
Federal National Mortgage Assoc.
2.21%          07/25/10          41,000              5,586 (g)
2.335%         07/25/10          10,660              1,223 (g)
2.525%         07/25/10          25,882              2,483 (g)
8.00%          07/01/24          26,382              5,936 (g)
8.921%         10/01/24          26,120             21,875 (d,f)
9.967%         08/25/23          12,121             10,227 (d,f)
Federal National Mortgage Assoc. REMIC
6.25%          07/25/07          3,500               3,512
6.965%         07/25/10         10,190              10,534
LB Commercial Conduit Mortgage Trust
2.37%          05/25/05         89,838              10,286 (g)
7.144%         08/25/04          8,615               8,874
Merrill Lynch Mortgage Investor's Inc.
7.115%         05/25/15         10,899              11,192
7.523%         06/15/21          9,837              10,101
Mid-State Trust
8.33%          04/01/30         31,287              33,828
Residential Resources Inc.
8.00%          10/01/18          4,710               4,866
Salomon Brothers Mortgage Securities Inc.
8.125%         11/01/12          5,784               6,015
Sawgrass Finance REMIC Trust
6.45%          01/20/06         11,550              11,725
Vornado Finance Corp.
6.36%          12/01/00         23,125              23,067 (b)
                                                   283,230

TOTAL MORTGAGE-BACKED
(COST $1,215,338)                                1,238,189

TOTAL BONDS AND NOTES
    (COST $3,606,628)                            3,701,655


                                                     Number
                           Expiration Date/            of
                              Strike Price          Contracts          Value
____________________________________________________________________________

CALL OPTIONS PURCHASED-0.0%
____________________________________________________________________________
U.S. Treasury Note           Jan. 96/103.25          5,140,000          166
(cost $67)

TOTAL INVESTMENTS IN SECURITIES
(COST $3,606,695)                                                $3,701,821

______________
See Notes To Schedules Of Investments And Finacial Statments

                                     -15-






                                                  S&S LONG TERM INTEREST FUND
                                                       (DOLLARS IN THOUSANDS)
_____________________________________________________________________________

                                 PRINCIPAL
                                   AMOUNT            VALUE
_________________________________________________________________
SHORT TERM INVESTMENTS-8.0%
_________________________________________________________________

U.S. GOVERNMENT AGENCIES, CERTIFICATES OF
DEPOSITS AND TIME DEPOSITS-7.8%

Algemene Bank Nederland N.V.
7.39%          01/12/96          $9,520            $9,520
Bank of Nova Scotia
5.844%         01/04/96          23,900            23,900
Deutsche Bank AG
5.82%          01/05/96          60,000            60,000
Dresdner Bank AG
5.844%         01/03/96           6,100             6,100
Federal Farm Credit Bank
5.72%          01/02/96           3,300             3,299 (d)
Federal Home Loan Bank
5.40%          01/11/96          23,680            23,644 (d)
5.75%          01/02/96           5,000             4,999
Federal Home Loan Mortgage Corp.
5.60%          01/03/96          41,210            41,197 (d)
5.75%          01/02/96          22,680            22,678
Federal National Mortgage Assoc.
5.33%          05/22/96          10,000             9,790 (d)
Goldman Sachs Group LP
6.05%          01/03/96          20,000            19,993
San Paolo
6.40%          01/02/96           9,250             9,248
State Street Cayman Islands
5.875%          01/02/96          6,600             6,600
                                                  240,968

REPURCHASE AGREEMENT-0.2%

State Street Bank and Trust Co.
5.75%          01/02/96           6,500             6,500
(dated 12/29/95, proceeds
$6,504, collateralized by $6,634
United States Treasury Note,
9.25%, 2/01/16)

TOTAL SHORT TERM INVESTMENTS
(COST $247,468)                                   247,468

OTHER ASSETS AND
LIABILITIES, NET (27.6%)                        (853,267)
                                                _________

NET ASSETS - 100%                              $3,096,022
                                                _________
                                                _________


OTHER INFORMATION
_________________________________________________________________

The S&S Long Term Interest Fund had the following Long Futures
Contract open at December 31, 1995:

                                 NUMBER
                EXPIRATION           OF          UNDERLYING          UNREALIZED
DESCRIPTION           DATE    CONTRACTS          FACE VALUE                GAIN
_______________________________________________________________________________
U.S. Treasury   March 1996          783             $95,110              $2,154


______________
See Notes To Schedules Of Investments And Finacial Statments

                                            NOTES TO PERFORMANCE (UNAUDITED)

Total returns assume changes in share price and reinvestment of dividends and capital gains. Investment returns and principal value on an investment will fluctuate and you may have a loss or gain when you sell your shares.

The Standard & Poor's Composite Index of 500 Stocks (S&P 500), and the Lehman Brothers Aggregate Bond Index, are unmanaged indices and do not reflect the actual cost of investing in the instruments that comprise each index. The S&P 500 Index is a composite of the prices of 500 widely held U.S. stocks recognized by investors to be representative of the stock market in general. The Lehman Brothers Aggregate Bond Index is a composite index of short, medium, and long-term bond performance and is widely recognized as a barometer of the bond market in general. The results shown for these indices assume reinvestment of net dividends or interest.

The peer universe of funds used in our peer ranking calculation is based on the blend of Lipper peer categories, as shown. This blend is the same as the category blend used by the Wall Street Journal. The actual number of funds and numerical rankings in these universes could differ since the Wall Street Journal excludes certain funds which do not meet their net asset or shareholder publication thresholds. Lipper is an independent mutual fund rating service located in Summit, Jersey.

The Funds' portfolios are actively managed and their composition will vary over time. Nationally recognized ranking services may compare a Fund's performance to, or rank it within, a universe of mutual funds with investment objectives and policies similar, but not necessarily identical to, the Funds. Such comparisons or rankings are made on the basis of several factors, including: objectives and policies, management style and strategy, and portfolio composition. These comparisons may change over time if any of those factors change.

The specific holdings cited throughout the report are for illustrative purposes only and may not represent current or future investments of the Funds. They are not intended to constitute a recommendation to purchase or sell any particular security. See the GE S&S Program Disclosure Statement for complete descriptions of investment objectives policies and permissible investments.

                    NOTES TO SCHEDULES OF INVESTMENTS (DOLLARS IN THOUSANDS)

(a)    Non-income producing security.

(b) Pursuant to Rule 144A of Securities Act of 1933, these securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 1995, these securities amounted to $13,574 and $108,671 or 0.6% and 3.5% of net assets for the S&S Program Mutual Fund and S&S Long Term Interest Fund, respectively.

(c) Settlement is on a delayed delivery or when issued basis with final maturity to be announced (TBA) in the future.

(d)    Coupon amount represents effective yield.

(e) Floating rate coupon. The stated rate represents the rate at December 31, 1995.

(f) Principal only securities represent the right to receive the monthly principal payments on an underlying pool of mortgages. No payments of interest on the pool are passed through to the principal only holder.

(g) Interest only securities represent the right to receive the monthly interest payments on an underlying pool of mortgages. Payments of principal on the pool reduce the value of the interest only holding.

(h) Restricted securities. Securities are not registered under the Securities Act of 1933, or have contractual or legal restrictions to resale. Dates of acquisition and costs are shown in parentheses after the titles of the restricted securities. The Funds do not intend to register these securities and therefore should not bear any costs of registration. These restricted securities are fair valued by officers of the Funds under procedures authorized by the Trustees. At December 31, 1995, the fair value of these restricted securities represented $24,766 or 0.8% of net assets of S&S Long Term Interest Fund.

(i) Adjustable rate mortgage coupon. The stated rate represents the rate at December 31, 1995.

(j)    All or a portion of security out on loan.

  ABBREVIATIONS:

ADR     -  American Depository Receipt

ARM     -  Adjustable Rate Mortgage

REMIC   -  Real Estate Mortgage Investment Conduit

                                                        FINANCIAL HIGHLIGHTS
(SELECTED DATA BASED ON A SHARE OUTSTANDING DURING THE YEAR ENDED DECEMBER 31)

S&S PROGRAM MUTUAL FUND                  1995           1994           1993           1992          1991
________________________________________________________________________________________________________

Net asset value, beginning  of year    $33.59         $37.01         $37.21         $37.97        $31.87

INCOME (LOSS) FROM INVESTMENT OPERATIONS:
 Net investment income                   1.00           1.00           1.04           1.09          1.18

    Net realized and unrealized
      gains (losses) on investments     11.33          (1.65)          3.23           2.00          8.13
________________________________________________________________________________________________________

TOTAL INCOME (LOSS) FROM
      INVESTMENT OPERATIONS             12.33          (0.65)          4.27           3.09          9.31
________________________________________________________________________________________________________

LESS DISTRIBUTIONS FROM:
    Net investment income                1.00           1.00           1.04           1.09          1.18

    Net realized gains                   3.73           1.71           3.43           2.76          2.03

    Tax basis return of capital          0.00           0.06           0.00           0.00          0.00
________________________________________________________________________________________________________

TOTAL DISTRIBUTIONS                      4.73           2.77           4.47           3.85          3.21
________________________________________________________________________________________________________

NET ASSET VALUE, END OF YEAR           $41.19         $33.59         $37.01         $37.21        $37.97
________________________________________________________________________________________________________

TOTAL RETURN                            36.77%         (1.76%)        11.47%          8.14%        29.21%


RATIOS / SUPPLEMENTAL DATA:
    Net assets, end of year
      (in thousands)                $2,314,537     $1,717,813    $1,805,194     $1,570,664    $1,367,091
    Ratio of net investment income
      to average net assets               2.48%          2.70%         2.67%          2.91%         3.24%
    Ratio of expenses to average
     net assets                           0.12%          0.13%         0.11%          0.11%         0.14%
    Portfolio turnover rate                 47%            33%           37%            40%           29%

________________
See Notes to Financial Statements

                                                           FINANCIAL HIGHLIGHTS
 (SELECTED DATA BASED ON A SHARE OUTSTANDING DURING THE YEAR ENDED DECEMBER 31)


S&S Long Term Interest Fund             1995        1994        1993        1992       1991
___________________________________________________________________________________________
Net asset value, beginning of year    $10.52       $11.64     $11.82      $12.03     $11.28

INCOME (LOSS) FROM
 INVESTMENT OPERATIONS:
    Net investment income               0.80         0.74       0.77        0.89       0.97

    Net realized and unrealized
      gains (losses) on investments     1.07        (1.03)      0.36       (0.10)      0.75
___________________________________________________________________________________________

TOTAL INCOME (LOSS) FROM
      INVESTMENT OPERATIONS             1.87        (0.29)      1.13        0.79       1.72
___________________________________________________________________________________________

LESS DISTRIBUTIONS FROM:
    Net investment income               0.80         0.74       0.77        0.89       0.97

    Net realized gains                  0.00         0.09       0.54        0.11       0.00
___________________________________________________________________________________________

TOTAL DISTRIBUTIONS                     0.80         0.83       1.31        1.00       0.97
___________________________________________________________________________________________

NET ASSET VALUE, END OF YEAR          $11.59       $10.52     $11.64      $11.82     $12.03
___________________________________________________________________________________________


TOTAL RETURN                           18.34%       (2.50%)     9.80%       6.92%     16.03%



RATIOS / SUPPLEMENTAL DATA:
    Net assets, end of year
      (in thousands)               $3,096,022   $2,806,433 $3,238,094  $3,053,167  $2,523,428
    Ratio of net investment income
      to average net asset            7.18%         6.66%        6.36%      7.55%     8.60%
    Ratio of expenses to
     average net assets               0.11%         0.11%        0.07%      0.07%     0.06%
    Portfolio turnover rate            314%          219%         154%        45%       65%


____________________
See Notes To Financial Statements

STATEMENTS OF ASSETS AND LIABILITIES
DECEMBER 31, 1995 (AMOUNTS IN THOUSANDS)


                                                        S&S PROGRAM
                                                        MUTUAL FUND
ASSETS
    Investments in securities, at market
     (Cost $1,762,892 and $3,606,695, respectively)      $2,269,927
    Short term investments (at amortized cost)               38,903
    Cash                                                         51
    Foreign currency (Cost $35 and
      $2, respectively)                                          35
    Receivable for investments sold                           2,218
    Dividends receivable                                      4,508
    Interest receivable                                         106
    Tax reclaim receivable                                       88
    Variation margin receivable                                   0
___________________________________________________________________

      TOTAL ASSETS                                        2,315,836
___________________________________________________________________

LIABILITIES
    Distributions payable to shareholders                         0
    Payable upon return of securities loaned                      0
    Payable for investments purchased                            92
    Payable for fund shares repurchased                         202
    Payable to GEIC                                           1,005
___________________________________________________________________

      TOTAL LIABILITIES                                       1,299
___________________________________________________________________


NET ASSETS                                               $2,314,537
___________________________________________________________________

    NET ASSETS CONSIST OF:
    Capital paid in                                        1,815,716
    Undistributed net investment income                           67
    Accumulated net realized loss                            (8,281)
    Net unrealized appreciation on:
      Investments                                            507,035
      Futures                                                      0
      Foreign currency transactions                                0
___________________________________________________________________

NET ASSETS                                                $2,314,537
___________________________________________________________________

Shares outstanding ($25.00 and $10.00 par value,
    respectively)                                             56,190
Net asset value, offering and redemption
    price per share                                           $41.19


                                                       S&S LONG TERM
                                                       INTEREST FUND
ASSETS
    Investments in securities, at market
     (Cost $1,762,892 and $3,606,695, respectively)      $3,701,821
    Short term investments (at amortized cost)              247,468
    Cash                                                        905
    Foreign currency (Cost $35 and
      $2, respectively)                                           2
    Receivable for investments sold                               0
    Dividends receivable                                          0
    Interest receivable                                      42,101
    Tax reclaim receivable                                      292
    Variation margin receivable                                 269
___________________________________________________________________

      TOTAL ASSETS                                        3,992,858
___________________________________________________________________

LIABILITIES
    Distributions payable to shareholders                       626
    Payable upon return of securities loaned                665,696
    Payable for investments purchased                       225,492
    Payable for fund shares repurchased                       3,698
    Payable to GEIC                                           1,324
___________________________________________________________________

      TOTAL LIABILITIES                                     896,836
___________________________________________________________________

NET ASSETS                                               $3,096,022
___________________________________________________________________

    NET ASSETS CONSIST OF:
    Capital paid in                                       3,029,136
    Undistributed net investment income                          61
    Accumulated net realized loss                           (30,464)
    Net unrealized appreciation on:
      Investments                                            95,126
      Futures                                                 2,154
      Foreign currency transactions                               9
___________________________________________________________________

NET ASSETS                                               $3,096,022
___________________________________________________________________

Shares outstanding ($25 00 and $10 00 par value,
    respectively)                                           267,039
Net asset value, offering and redemption
    price per share                                          $11.59


__________________
See Notes to Financial Statements

STATEMENTS OF
OPERATIONS DECEMBER 31, 1995 (AMOUNTS IN THOUSANDS)



                                                      S&S PROGRAM
                                                      MUTUAL FUND
INVESTMENT INCOME
    INCOME:
      Dividends                                        $47,809
      Interest                                           5,879
      Less: Foreign taxes withheld                        (362)
______________________________________________________________

    TOTAL INCOME                                        53,326
______________________________________________________________

    EXPENSES:
      Administrative expenses                            1,152
      Shareholder servicing agent expenses                 510
      Transfer agent expenses                              392
      Custody and accounting                               297
      Professional fees                                     65
      Registration, filing, printing and
         miscellaneous expenses                              1
______________________________________________________________

    TOTAL EXPENSES                                       2,471
______________________________________________________________

    NET INVESTMENT INCOME                              50,909
______________________________________________________________

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
    REALIZED GAIN (LOSS) ON:
      Investments                                      188,328
      Futures                                                0
      Written options                                        0
      Foreign currency transactions                         18
    INCREASE (DECREASE) IN UNREALIZED APPRECIATION/
      DEPRECIATION ON:
      Investments                                      387,558
      Futures                                                0
      Foreign currency transactions                       (28)
______________________________________________________________

    Net realized and unrealized gain (loss)
      on investments                                   575,876
______________________________________________________________

    NET INCREASE IN NET ASSETS
      RESULTING FROM OPERATIONS                      $ 626,785
______________________________________________________________


                                                        S&S LONG TERM
                                                       INTEREST FUND
INVESTMENT INCOME
    INCOME:
      Dividends                                            $ 0
      Interest                                         217,579
      Less: Foreign taxes withheld                           0
______________________________________________________________

    TOTAL INCOME                                       217,579
______________________________________________________________

    EXPENSES:
      Administrative expenses                            1,346
      Shareholder servicing agent expenses                 535
      Transfer agent expenses                              806
      Custody and accounting                               498
      Professional fees                                     76
      Registration, filing, printing and
         miscellaneous expenses                             21
______________________________________________________________

    TOTAL EXPENSES                                       3,282
______________________________________________________________

    NET INVESTMENT INCOME                              214,297
______________________________________________________________

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
    REALIZED GAIN (LOSS) ON:
      Investments                                       75,866
      Futures                                           19,173
      Written options                                      255
      Foreign currency transactions                     (1,617)
    INCREASE (DECREASE) IN UNREALIZED APPRECIATION/
      DEPRECIATION ON:
      Investments                                      191,174
      Futures                                            2,154
      Foreign currency transactions                       (136)
______________________________________________________________

    Net realized and unrealized gain (loss)
      on investments                                   286,869
______________________________________________________________

    NET INCREASE IN NET ASSETS
      RESULTING FROM OPERATIONS                      $ 501,166
______________________________________________________________

_________________
See Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 (AMOUNTS IN THOUSANDS)



                                                    S&S PROGRAM
                                                    MUTUAL FUND

                                                 1995          1994
______________________________________________________________________

INCREASE IN NET ASSETS
    OPERATIONS:
      Net investment income                    $50,909        $47,291
      Net realized gain (loss) on investments,
          futures, written options and foreign
          currency transactions                188,346         80,642
      Net increase (decrease) in unrealized
          appreciation/depreciation            387,530       (159,779)
______________________________________________________________________

      Net increase (decrease)
       from operations                         626,785        (31,846)
______________________________________________________________________

    DISTRIBUTIONS TO UNITHOLDERS FROM:
      Net investment income                    (50,794)       (47,424)
      Net realized gains                      (189,197)       (81,231)
      Tax basis return of capital                    0         (2,712)
______________________________________________________________________

    TOTAL DISTRIBUTIONS                       (239,991)      (131,367)
______________________________________________________________________

    Increase (decrease) in net assets from
      operations and distributions             386,794       (163,213)
______________________________________________________________________

    SHARE TRANSACTIONS:
      Proceeds from sale of shares             139,552         11,599
      Value of distributions reinvested        221,934        121,318
      Cost of shares redeemed                 (151,556)       (57,085)
______________________________________________________________________

    Net increase (decrease) from
      share transactions                       209,930         75,832
______________________________________________________________________

    TOTAL INCREASE (DECREASE) IN NET ASSETS    596,724        (87,381)
NET ASSETS
    Beginning of year                        1,717,813      1,805,194
______________________________________________________________________

    End of year                             $2,314,537     $1,717,813
______________________________________________________________________

UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT
    INCOME, END OF YEAR                            $67            $40
______________________________________________________________________


    CHANGES IN FUND SHARES
______________________________________________________________________

Shares sold                                     3,396             323
Issued for distributions reinvested             5,404           3,609
Shares redeemed                                (3,745)         (1,578)
______________________________________________________________________

NET INCREASE (DECREASE) IN FUND SHARES          5,055           2,354



                                                   S&S LONG TERM
                                                   INTEREST FUND

                                                 1995          1994
___________________________________________________________________
INCREASE IN NET ASSETS
    OPERATIONS:
      Net investment income                  $214,297      $195,503
      Net realized gain (loss) on investments,
          futures, written options and foreign
          currency transactions                93,677      (123,753)
      Net increase (decrease) in unrealized
          appreciation/depreciation           193,192      (149,666)
___________________________________________________________________

      Net increase (decrease)
       from operations                        501,166       (77,916)
___________________________________________________________________

    DISTRIBUTIONS TO UNITHOLDERS FROM:
      Net investment income                  (214,631)     (195,502)
      Net realized gains                            0       (24,774)
      Tax basis return of capital                   0             0
___________________________________________________________________

    TOTAL DISTRIBUTIONS                      (214,631)     (220,276)
___________________________________________________________________

    Increase (decrease) in net assets from
      operations and distributions            286,535      (298,192)
___________________________________________________________________

    SHARE TRANSACTIONS:
      Proceeds from sale of shares            173,063        53,081
      Value of distributions reinvested       206,902       213,085
      Cost of shares redeemed                (376,911)     (399,635)
___________________________________________________________________

    Net increase (decrease) from
      share transactions                        3,054      (133,469)
___________________________________________________________________

    TOTAL INCREASE (DECREASE) IN NET ASSETS   289,589      (431,661)
NET ASSETS
    Beginning of year                       2,806,433     3,238,094
___________________________________________________________________

    End of year                            $3,096,022    $2,806,433
___________________________________________________________________

UNDISTRIBUTED (OVERDISTRIBUTED) NET INVESTMENT
    INCOME, END OF YEAR                          $61          $(827)

___________________________________________________________________

    CHANGES IN FUND SHARES
___________________________________________________________________

Shares sold                                    15,429         5,027
Issued for distributions reinvested            18,554        19,518
Shares redeemed                               (33,615)      (36,173)
___________________________________________________________________

NET INCREASE (DECREASE) IN FUND SHARES            368       (11,628)
___________________________________________________________________



______________
See Notes to Financial Statements

                            NOTES TO FINANCIAL STATEMENTS (DECEMBER 31, 1995)

  1. ORGANIZATION OF THE FUNDS

The S&S Program Mutual Fund and S&S Long Term Interest Fund
(the "Funds") are registered under the Investment Company Act of 1940
(as amended) ("the 1940 Act") as diversified, open-end management investment companies and are authorized to issue an unlimited number of shares. The Funds are two of the investment options offered under the GE Savings & Security Program ("Program"). The Program, through a trust, owns 53% of the S&S Program Mutual Fund and 72% of the S&S Long Term Interest Fund. The Funds operate as Employees' Securities Companies (as defined in the 1940 Act) and as such are exempt from certain provisions of the 1940 Act.

  2. SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES

The following summarizes the significant accounting policies of the Funds:

SECURITY VALUATION AND TRANSACTIONS

Securities for which exchange quotations are readily available are valued at the last sale price, or if no sales occurred on that day, at the quoted bid price. Certain fixed income securities are valued by a dealer or by a pricing service based upon a computerized matrix system, which considers market transactions and dealer supplied valuations.

Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are principally traded. Options traded on an exchange are valued using the last sale price or, in the absence of a sale, the last offering price. Options traded over-the-counter are valued using dealer-supplied valuations. Forward foreign currency contracts are valued at the mean between the bid and the offered forward rates as last quoted by a recognized dealer.

Short Term investments maturing within 60 days are valued at amortized cost or original cost plus accrued interest, each of which approximates market value.

Portfolio positions which cannot be valued as set forth above are valued at fair value determined under procedures approved by the Trustees.

Transactions are accounted for as of the trade date. Cost is determined and gains and losses are based upon the specific identification method for both financial statement and federal tax purposes.

The Funds may purchase or sell securities on a when-issued or forward commitment basis. Payment and delivery may take place a month or more after the date of the transaction. The price of the underlying securities and the date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. This may increase the risk if the other party involved in the transaction fails to deliver and causes a Fund to subsequently invest at less advantageous yields. In connection with such purchases the Funds are required to hold collateral (cash, U.S. Government securities or other liquid, high grade debt obligations) with the Funds' custodian sufficient to cover the purchase price, unless they enter into an offsetting contract for the sale of equal securities and value.

FOREIGN CURRENCY

Accounting records of the Funds are maintained in U.S. dollars. Investment securities and other assets and liabilities and purchases and sales of investment securities are denominated in foreign currency and translated to U.S. dollars at the prevailing exchange rate on the respective dates of such transactions.

The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments. Reported net realized exchange gains or losses from foreign currency transactions represent sale of foreign currencies, currency gains or losses between the trade date and the settlement date on securities transactions, realized gains and losses on forward foreign currency contracts, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from

                                                NOTES TO FINANCIAL STATEMENTS

changes in the value of assets and liabilities other than investments in securities at fiscal year end, as a result of changes in the exchange rate.

INCOME TAXES

It is each Fund's policy to comply with all sections of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and gains to its shareholders and therefore no provision for federal income tax has been made. Each Fund is treated as a separate taxpayer for federal income tax purposes.

Capital loss carryovers are available to offset future realized capital gains. To the extent that these carryover losses are used to offset future capital gains, it is probable that the gains so offset will not be distributed to shareholders because they would be taxable as ordinary income. At December 31, 1995, the S&S Long Term Interest Fund had a capital loss carryover of $28,222,638. The carryforward expires on December 31, 2002.

INVESTMENT INCOME

Corporate actions (including cash dividends) are recorded net of nonreclaimable tax withholdings on the ex-dividend date, except for certain foreign securities for which corporate actions are recorded as soon as such information is available. Interest income is recorded on the accrual basis. All discounts and premiums on taxable bonds are amortized to call or maturity date, whichever is shorter using the effective yield method.

EXPENSES

Expenses of the Funds which are directly identifiable to a specific Fund are allocated to that Fund. Expenses which are not readily identifiable to a specific Fund are allocated in such a manner as deemed equitable, taking into consideration the nature and type of expense and the relative sizes of the Funds. All expenses of the Funds are paid by the Investment Advisor and reimbursed by the Funds.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DISTRIBUTIONS TO SHAREHOLDERS

The S&S Long Term Interest Fund declares investment income dividends daily (paid monthly). The S&S Program Mutual Fund declares and pays dividends of net investment income annually. Both Funds declare and pay net realized capital gain distributions annually. The character of income and gains to be distributed are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. Reclassifications are made to the Portfolios' capital accounts to reflect income and gains available for distribution (or available capital loss carryovers) under income tax regulations. The calculation of net investment income per share in the Financial Highlights table excludes these adjustments.

FORWARD FOREIGN CURRENCY CONTRACTS

A forward foreign currency contract ("Forward") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward fluctuates with changes in currency exchange rates. The Forward is marked-to-market daily and the change in the market value is recorded by the Fund as an unrealized gain or loss. When the Forward is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. The Fund could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Fund may enter into Forwards in connection with planned purchases and sales of securities, to hedge specific receivables or payables against changes in future exchange rates or to hedge the U.S. dollar value of portfolio securities denominated in a foreign currency.

REPURCHASE AGREEMENTS

The Funds' custodian takes possession of the collateral pledged for investments in repurchase agreements on behalf of the Funds. It is the policy of the Funds to value the underlying collateral daily on a mark-to-market basis to determine that

                                              NOTES TO FINANCIAL STATEMENTS

the value, including accrued interest, is at least equal to the repurchase price. In the event of default of the obligation to repurchase, the Funds have the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation.

FUTURES AND OPTIONS

The Funds may invest in futures contracts and may purchase and write options. These investments involve, to varying degrees, elements of market risk and risks in excess of the amount recognized in the Statement of Assets and Liabilities. The face or contract amounts reflect the extent of the involvement the Funds have in the particular classes of instruments. Risks may be caused by an imperfect correlation between movements in the price of the instruments and the price of the underlying securities and interest rates. Risks also may arise if there is an illiquid secondary market for the instruments, or due to the inability of counterparties to perform. The Funds will invest in these instruments to hedge against the effects of changes in value of portfolio securities due to anticipated changes in interest rates and/or market conditions, to equitize a cash position, for duration management, or when the transactions are economically appropriate to the reduction of risk inherent in the management of the Fund involved.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the futures contract is closed. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the proceeds on the sale of the security for a purchased put or cost of the security for a call option is adjusted by the amount of premium received or paid.

SECURITY LENDING

The Funds may loan securities to well known and recognized U.S. and foreign brokers and banks and receive a lenders fee. These fees are included in interest income. The loans of securities will be collateralized by cash, letters of credit or U.S. Government Securities. The collateral will be segregated and maintained at all times with the custodian and must be equal to the current value of the securities loaned. In the event the counterparty (borrower) does not meet its contracted obligation to return the securities, the Fund may be exposed to the risk of loss of reacquiring the loaned securities at prevailing market prices.

OTHER

There are certain additional risks involved when investing in foreign securities that are not inherent in domestic securities. These risks may involve foreign currency exchange rate fluctuations, adverse political and economic developments and the imposition of unfavorable foreign governmental laws and restrictions.

  3. COMPENSATION PAID TO AFFILIATES

ADVISORY AND ADMINISTRATION COSTS

During 1995 the Funds incurred expenses for the cost of services directed by General Electric Company's wholly owned subsidiary, General Electric Investment Corporation ("GEIC"), as Investment Advisor and for services GEIC rendered as shareholder servicing agent. These expenses are included as administrative expenses and shareholder servicing agent fees in the Statement of Operations. The Trustees received no compensation as trustees for the Funds.

                                              NOTES TO FINANCIAL STATEMENTS

  4. AGGREGATE UNREALIZED APPRECIATION AND
     DEPRECIATION

(DOLLARS IN THOUSANDS)

Aggregate gross unrealized appreciation/depreciation of investments for each Fund at December 31, 1995, were as follows:


                        GROSS            GROSS            NET
                      UNREALIZED      UNREALIZED      UNREALIZED
                     APPRECIATION    DEPRECIATION    APPRECIATION
_________________________________________________________________

S&S Program
 Mutual Fund          $526,808         $19,773        $507,035
S&S Long Term
 Interest Fund         102,553           7,427          95,126

The aggregate cost of each Fund's investments was substantially the same for book and federal income tax purposes at December 31, 1995.

  5.OPTIONS

(DOLLARS IN THOUSANDS)

During the year ended December 31, 1995 the following option contracts were written:


<CAPTION
                               S&S LONG TERM INTEREST FUND
__________________________________________________________
                                    NUMBER
                                OF CONTRACTS       PREMIUM
__________________________________________________________
    Balance as of
     December 31, 1994                  0             $0
    Written                       171,975            828
    Closed and Expired           (119,875)          (600)
    Exercised                     (52,100)          (228)
                                  _______          ______
    Balance as of
     December 31, 1995                  0             $0
                                  _______          ______
                                  _______          ______

  6. INVESTMENT TRANSACTIONS

(DOLLARS IN THOUSANDS)

The cost of purchases and the proceeds from sales of investments, other than U.S. Government obligations, short-term investments and options, for the year ended
December 31, 1995, were:

                              PURCHASES        SALES
_______________________________________________________
    S&S Program
     Mutual Fund              $945,318       $904,776
    S&S Long Term
     Interest Fund           4,017,788      4,252,460

The cost of purchases and the proceeds from sales of long-term U.S. Government obligations for the year ended
December 31, 1995, were:

                              PURCHASES        SALES
_______________________________________________________
    S&S Program
     Mutual Fund              $5,623          $28,016
    S&S Long Term
     Interest Fund         6,979,709        6,713,406


  7. SECURITY LENDING

At December 31, 1995, the S&S Long Term Interest Fund loaned securities having a value, including accrued interest, of approximately $659,616,027 and received $672,646,783 in cash and letters of credit as collateral for the loans. Cash collateral received is invested in high grade liquid debt obligations and short term investments at December 31, 1995.

                                              INDEPENDENT AUDITORS' REPORT

[GRAPHIC]
Logo for KPMG Peat Marwick LLP


TO THE BOARD OF TRUSTEES AND SHAREHOLDERS
OF THE GE S&S MUTUAL FUNDS:

We have audited the accompanying statements of assets and liabilities of the GE S&S Program Mutual Fund and GE S&S Long Term Interest Fund, including the schedules of investments, as of December 31, 1995, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of GE S&S Program Mutual Fund and GE S&S Long Term Interest Fund as of December 31, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the years in the two-year period then ended, and their financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick LLP
- -------------------------
    KPMG Peat Marwick LLP

New York, New York
February 8, 1996

                                  GE S&S PROGRAM SUPPLEMENTARY INFORMATION

INTRODUCTION

The following information is provided for participants in the GE Savings & Security Program and supplements the description of the Program as it appears in the GE Employee Benefits Summary Plan Description booklet, as amended (GE Benefits Handbook).

The Schedules of Investments for the S&S Short Term Interest Fund and S&S Money Market Fund have been included as an additional feature.

Following the Schedules of Investments are two tables designed to illustrate the relative market value of investments offered under the Program. Performance data information is based upon historical earnings and is not intended to indicate future performance. The notes are an integral part of these tables.

The Supplemental Information and Schedules of Investments have not been audited.

                                                      SCHEDULE OF INVESTMENTS
                                  (DOLLARS IN THOUSANDS) -- DECEMBER 31, 1995
                                                                  (UNAUDITED)
_____________________________________________________________________________


          S&S SHORT TERM INTEREST FUND
_____________________________________________________________

                                    Principal
                                        Amount        Value
_____________________________________________________________
BONDS AND NOTES-119.3%
_____________________________________________________________

U.S. TREASURIES-34.0%

U.S. Treasury Notes
5.125%        02/28/98             $82,000        $ 81,859 (j)
5.50%         11/15/98               9,100           9,167
5.875%        07/31/97               9,305           9,398 (j)
6.375%        01/15/99              49,100          50,627 (j)
7.00%         04/15/99              44,000          46,227
7.375%        11/15/97              92,660          96,163 (j)

TOTAL U.S. TREASURIES
  (COST $291,619)                                   293,441

ASSET BACKED--28.2%

Advanta Credit Card Master Trust Corp.
6.098%        09/01/00              7,274             7,276 (e)
6.218%        10/01/01              4,080             4,090 (e)
Advanta Mortgage Loan Trust Corp.
6.125%        10/25/26              2,547             2,546 (e)
6.30%         07/25/25              5,561             5,472
6.31%         04/25/26              8,087             8,109 (e)
Caterpillar Financial Asset Trust
6.10%         06/25/00                914               918
CIT RV Grantor Trust
4.90%         07/15/09              5,725             5,633
    Discover Card Master Trust
6.128%        04/16/02              4,000             4,002 (e)
6.288%        10/16/04              3,600             3,616 (e)
6.70%         02/16/00              9,100             9,268
    EQCC Home Equity Loan Trust
5.80%         03/15/09              9,756             9,556
    First Deposit Master Trust
4.90%         06/15/00              7,500             7,490
6.05%         08/15/02             10,500            10,638
First USA Credit Card Master Trust
6.108%        04/15/03              1,150             1,149 (e)
6.158%        12/15/99              2,000             2,002 (e)
6.238%        02/15/00              8,000             8,020 (e)
6.288%        10/15/03              1,300             1,306 (e)
6.308%        08/15/03              2,600             2,614 (e)
S&S Short Term Interest Fund
    Fleetwood Credit Grantor Trust
6.00%         01/15/08              6,712             6,710
6.55%         05/16/11              3,678             3,735
HFC Home Equity Loan
4.65%         12/20/08              4,867             4,794
ITT Floorplan Receivables
6.138%        02/15/01              1,800             1,801 (e)
    MBNA Master Credit Card Trust
5.86%         03/15/00              5,800             5,807 (e)
6.108%        01/16/02             10,000            10,000 (e)
    Merrill Lynch Credit Corp.
6.338%        10/15/20              2,539             2,539 (e)
Morgan Stanley Capital Inc.
6.388%        10/15/04              2,290             2,311 (e)
Option One
6.306%        11/20/26              5,668             5,668 (e)
Peoples Bank Credit Card Master Trust
6.088%        03/15/01              4,000             4,001 (e)
Premier Auto Trust
5.95%         12/06/98             14,000            14,075
6.45%         05/02/98              4,890             4,934
7.15%         02/04/99             17,140            17,536
Society Student Loan Trust
6.20%         07/25/03             16,766            16,766 (e)
    Southern Pacific Secured Assets Corp.
6.125%        10/25/25              2,016             2,015 (e)
Standard Credit Card Master Trust
4.65%         03/07/99             12,400            12,292
5.82%         05/08/00             12,000            12,004 (e)
    Structured Asset Securities Corp.
6.87%         08/25/26              5,818             5,900
The Money Store Home Equity Trust
5.675%        02/15/09             11,346            10,977
TLFC IV Equipment Lease Trust
6.40%         09/15/01              4,831             4,863
Wachovia Credit Card Master Trust
6.108%        03/15/03                600               600 (e)

TOTAL ASSET BACKED
  (COST $242,808)                                   243,033

______________
See Notes To Schedules Of Investments And Finacial Statments

                                       -30-




                                                      SCHEDULE OF INVESTMENTS
                                  (DOLLARS IN THOUSANDS) -- DECEMBER 31, 1995
                                                                  (UNAUDITED)
_____________________________________________________________________________


                                    Principal
                                        Amount        Value
_____________________________________________________________
CORPORATE NOTES-33.9%

A T & T Capital Corp.
7.59%         01/31/97            $10,000          $10,212
Advanta Corp.
5.125%        11/15/96             10,000            9,943
6.02%         11/13/97             11,900           11,942
AMR Corp.
7.75%         12/01/97              5,000            5,135
Arkla Inc.
8.74%         05/14/98              4,750            4,979
8.875%        07/15/99              4,150            4,451
9.875%        04/15/97              3,000            3,143
Ashland Oil Co
10.125%      04/15/96               5,000            5,056
Capital One Bank
6.48%         08/15/97             16,805           16,967
Chase Manhattan Corp.
7.50%         12/01/97              8,000            8,272
Dean Witter Discover & Co.
5.93%         09/29/97              4,000            4,000 (e)
Digital Equipment Corp.
7.00%         11/15/97              2,000            2,029
Electronic Data Systems Corp.
6.85%         05/15/00              3,000            3,112 (b)
First USA Bank
5.93%         11/13/96              2,550            2,549 (e)
6.125%        10/30/97             12,250           12,312
Ford Motor Credit Medium Term Note
5.98%         04/19/99             22,000           22,022 (e)
General Motors Acceptance Corp.
5.93%         11/15/96             10,700           10,716  (e)
6.70%         04/18/97              7,500            7,606
6.75%         07/10/97              9,200            9,358
8.35%         09/05/96             12,375           12,593
Great Atlantic & Pacific Tea Inc.
9.125%        01/15/98              9,750           10,279
Great Northern Nekoosa Corp.
9.125%        02/01/98              4,300            4,571
Henderson Land Finance
6.00%         12/08/98              8,000            7,780
Istituto Banca San Paolo
6.275%        08/25/00              3,700            3,691 (e)
Lehman Brothers Holdings Inc.
6.875%        06/08/98              2,000            2,037
Magma Copper Co.
12.00%        12/15/01              2,850            3,174
McDonnell Douglas Finance Corp.
6.135%        05/28/96              1,000            1,001 (e)
Merrill Lynch & Co. Inc.
5.00%         12/15/96              5,000            4,975
Mexico United Mexican States
11.188%      07/21/97  .            8,000            8,140 (b)
Morgan Stanley Group Inc.
7.32%         01/15/97              3,750            3,812
New American Capital Inc.
7.688%        04/12/00              1,500            1,502 (b,e)
News America Holdings Inc.
12.00%        12/15/01             13,500           15,025
Pennzoil Co.
10.625%      06/01/01               6,700            7,585
Petroleos Mexicanos
6.813%        03/08/99              2,300            2,047 (b)
Public Service Co.
8.875%        05/15/96              8,000            8,087
Royal Caribbean
11.375%      05/15/02               1,825            2,003
Salomon Inc.
6.70%         12/01/98              5,925            5,953
Southern California Edison Co.
6.125%        07/15/97              5,000            5,040
Tele-Communications Inc.
7.13%         02/02/98              7,300            7,463
9.875%        04/01/98              5,000            5,405
Time Warner Inc.
7.45%         02/01/98              6,000            6,167
Unisys Corp.
9.75%         09/15/96              6,600            6,402
United Co. Financial Corp.
7.00%         07/15/98              3,450            3,520

TOTAL CORPORATE NOTES
   (COST $289,868)                                 292,056

MORTGAGE-BACKED--23.2%

  Federal Home Loan Mortgage Corp.
6.00%         12/01/08              3,088            3,067
7.50%         11/01/08              4,374            4,493
8.00%         03/01/02
              - 08/01/03           74,202           76,574
                                                    84,134


__________________
See Notes to Schedules of Investments

                                       -31-





                                                 S&S SHORT TERM INTEREST FUND
                                  (DOLLARS IN THOUSANDS) -- DECEMBER 31, 1995
                                                                  (UNAUDITED)
_____________________________________________________________________________





                                    Principal
                                        Amount        Value
_____________________________________________________________

Federal National Mortgage Assoc.
6.00%         05/01/01             $1,207           $1,203
7.746%        07/01/22              3,301            3,356 (i)
8.00%         09/01/01
              - 07/01/02           43,766           44,969
8.195%        12/01/27              3,747            3,892  (i)
8.476%        12/01/17              1,261            1,304 (i)
8.885%        10/01/21              2,578            2,711 (i)
                                                    57,435

Government National Mortgage Assoc.
7.50%         03/20/25             24,167           24,613 (i)


Collateralized Mortgage Obligations
FDIC REMIC Trust
6.15%         01/25/25             20,452           20,426 (e)
Federal Home Loan Mortgage Corp.
5.904%        07/15/19              1,969            1,884 (d,f)
Federal Home Loan Mortgage Corp. REMIC
543.498%    09/15/05                   31              403 (g)
1002.00%    07/15/06                   65            1,271 (g)
Federal National Mortgage Assoc. REMIC
6.085%        11/25/06              8,944            7,937 (d,f)
Salomon Brothers Mortgage Securities Inc.
8.125%        11/01/12              1,511            1,572
                                                    33,493

TOTAL MORTGAGE-BACKED
    (COST $198,897)                                199,675

TOTAL INVESTMENTS IN SECURITIES
    (COST $1,023,192)                            1,028,205

SHORT TERM INVESTMENTS--0.9%
_____________________________________________________________

CERTIFICATES OF DEPOSITS AND TIME DEPOSITS-0.9%
Bank of Montreal NY
6.25%         01/02/96              3,420            3,420
San Paolo
6.40%         01/02/96              2,180            2,180
State Street Cayman Islands
5.875%        01/02/96              2,000            2,000

TOTAL SHORT TERM INVESTMENTS
    (COST $7,600)                                    7,600

    OTHER ASSETS AND LIABILITIES
    NET (20.2%)                                  ($174,208)
                                                ___________

    NET ASSETS--100%                              $861,597
                                                ___________
                                                ___________


__________________
See Notes to Schedules of Investments

                                                      SCHEDULE OF INVESTMENTS
                                  (DOLLARS IN THOUSANDS) -- DECEMBER 31, 1995
                                                                  (UNAUDITED)
_____________________________________________________________________________

                     S&S MONEY MARKET FUND

                                    Principal
                                        Amount        Value
_____________________________________________________________
SHORT TERM INVESTMENTS-100.8%
_____________________________________________________________

U.S. GOVERNMENTS (d)-38.9%
Federal Home Loan Bank
5.34%         05/15/96
            - 05/21/96            $27,410         $ 26,846
5.35%         05/14/96             21,810           21,376
5.38%         04/15/96             28,400           27,954
5.40%         03/15/96             48,670           48,130
5.43%         02/20/96             10,000            9,924
5.57%         02/02/96             20,000           19,901
                                                   154,131

Federal Home Loan Mortgage Corp.
5.46%         03/19/96             19,100           18,874
5.75%         01/02/96              3,800            3,800
                                                    22,674

Federal National Mortgage Assoc.
5.27%         06/12/96             10,000            9,761
5.50%         02/20/96             15,290           15,173
5.55%         02/28/96             11,400           11,298
5.58%         01/04/96
            - 01/25/96             41,130           41,030
                                                    77,262

TOTAL U.S. GOVERNMENTS
    (COST $254,067)                                254,067

COMMERCIAL PAPER--26.7%
Abbey National PLC
5.63%         02/23/96             30,000           29,751
Dresdner Bank AG
5.66%         02/16/96             30,000           29,783
First Union Corp.
5.55%         03/28/96             30,350           29,943
Kredietbank
5.70%         01/05/96             27,390           27,373
Merrill Lynch & Co. Inc.
5.72%         01/03/96             29,390           29,381
National Australia Funding
5.70%         01/12/96             28,380           28,330
TOTAL COMMERCIAL PAPER
    (COST $174,561)                                174,561

CERTIFICATES OF DEPOSIT-35.1%

Algemene Bank Nederland N.V.
5.65%         03/27/96             29,350          $29,350
Bank of Montreal NY
5.80%         01/25/96             28,600           28,600
Bank of Nova Scotia
5.78%         01/22/96             23,100           23,100
Bayerische Hypotheken Bank
5.80%         01/08/96             30,000           30,000
Deutsche Bank AG
5.75%         01/08/96             29,390           29,390
Royal Bank of Canada
5.69%         01/02/96             30,940           30,940
Societe Generale
5.66%         03/07/96             30,000           30,000
West Deutsche Landesbank
5.67%         01/04/96             27,600           27,600

TOTAL CERTIFICATES OF DEPOSIT
    (COST $228,980)                                228,980

TIME DEPOSITS--0.1%
State Street Cayman Islands
5.875%        01/02/96
    (Cost $650)                         650            650

TOTAL SHORT TERM INVESTMENTS
    (COST $658,258)                                658,258

OTHER ASSETS AND LIABILITIES,
    NET (0.8%)%                                     (5,508)

NET ASSETS--100%                                  $652,750


__________________
See Notes to Schedules of Investments

                                     GE S&S PROGRAM SUPPLEMENTAL INFORMATION
                                                                  (UNAUDITED)

INVESTMENT AT $100 PER MONTH

The first table illustrates the cumulative value at each year end of an assumed investment in the amount of $100 per month. The table covers an investment beginning January 1, 1993, in U.S. Savings Bonds ("Bonds"),
GE Common Stock ("Stock"), S&S Program Mutual Fund ("Mutual Fund"), S&S
Short Term Interest Fund ("ST Fund"), S&S Long Term Interest Fund("LT Fund"), and S&S Money Market Fund ("MM Fund").

                    VALUE OF INVESTMENT OF $100 PER MONTH (a)

                       Investment Beginning January 1, 1993

                                     Bonds                       Stock                        Mutual Fund
                              _______________________    _______________________    ___________________________

                Cumulative                 Redemption                Market Value                         Value
                    Amount                      Value                   Including                     Including
At Year          Invested     Cumulative    Including    Cumulative    Reinvested      Cumulative    Reinvested
Ended             In Each        Accrued      Accrued    Reinvested     Dividends      Reinvested Distributions
Dec. 31             Media       Interest     Interest      Dividends        (b)(c)  Distributions        (b)(d)
_______________________________________________________________________________________________________________
1993              $1,200         $18         $1,218          $  11        $1,358            $126         $1,264
1994               2,400          91          2,491             61         2,609             303          2,436
1995               3,600         215          3,815            159         5,268             778          4,702



                                     ST Fund                       LT Fund                       MM Fund
                              _______________________    _______________________    ___________________________

               Cumulative                      Value                          Value
                   Amount                  Including     Cumulative        Including                      Value
At Year          Invested    Cumulative   Reinvested     Reinvested       Reinvested     Cumulative   Including
Ended             In Each       Accrued     Interest  Distributions    Distributions        Accrued  Reinvested
Dec. 31             Media      Interest      (b) (d)        (b) (d)         (b) (d)        Interest    Interest
_______________________________________________________________________________________________________________
1993             $1,200           $36       $1,232           $91         $1,242            $21         $1,221
1994              2,400           145        2,468           235          2,447            105          2,505
1995              3,600           358        3,999           473          4,148            297          3,897

NOTES:
 (a) The Program provides for Proportionate Company Payments in addition to Employee Contributions. The amounts shown are simply for illustrative purposes and do not reflect any such Proportionate Company Payments.

 (b) Cumulative values include the year-end market value of Stock and the share price of Mutual Fund, ST Fund, and LT Fund Shares purchased through the reinvestment of income and dividends, as the case may be. Capital gains distributions of $3.43, $1.71, and $3.73 per unit were paid on Mutual Fund Shares in 1993, 1994 and 1995, respectively, and capital gain distributions of $0.54, $0.09, and $0.00 per share were paid on LT Fund Shares in 1993, 1994 and 1995, respectively.

 (c) The market value of Stock is based on the closing price as of year end, as reported by the Consolidated Tape of New York Stock Exchange listed shares.

 (d) The value of Mutual Fund, ST Fund, and LT Fund Shares is based on the Share Price as of year end. Share Price, which is equal to the net asset value per share, is determined in accordance with Section III of the Rules of the Funds.

                                     GE S&S PROGRAM SUPPLEMENTAL INFORMATION
                                                                  (UNAUDITED)

$1,000 INVESTMENT

This table illustrates the value at year end of an assumed investment of $1,000 made on January 1, 1993 in Bonds, Stock, Mutual Fund, ST Fund, LT Fund, and MM Fund.

                           VALUE OF INVESTMENT OF $1,000

                        Investment Made on January 1, 1993

                                     Bonds                       Stock                        Mutual Fund
                              _______________________    _______________________    ___________________________

                                          Redemption                Market Value                          Value
                                               Value                   Including                      Including
At Year                    Cumulative      Including    Cumulative    Reinvested      Cumulative     Reinvested
Ended                         Accrued        Accrued   Reinvested       Dividends     Reinvested  Distributions
Dec. 31                      Interest       Interest    Dividends         (b)(c)   Distributions         (b)(d)
_______________________________________________________________________________________________________________
1993                          $39         $1,039           $22         $1,259          $120         $1,115
1994                           91          1,091            57          1,260           204          1,095
1995                          126          1,126            98          1,831           358          1,498


                                 ST Fund                         LT Fund                       MM Fund
                          _______________________     _______________________    ___________________________

                                           Value                          Value                  Redemption
                                       Including                      Including                       Value
At Year                 Cumulative    Reinvested      Cumulative     Reinvested    Cumulative     Including
Ended                      Accrued        Interest    Reinvested  Distributions       Accrued    Reinvested
Dec. 31                   Interest         (b)(d)  Distributions         (b)(d)      Interest      Interest
_______________________________________________________________________________________________________________
1993                       $57         $1,052         $114        $1,078          $33            $1,033
1994                       117          1,070          193         1,052           77             1,077
1995                       191          1,187          276         1,244          143             1,143

GE S&S Program Mutual Fund and S&S Long Term Interest Fund Operating Expenses (as a percentage of average net assets) for the year ended
                               December 31, 1995:

                                                MUTUAL FUND        LT FUND
__________________________________________________________________________
Management Expenses                               .06%             .05%
Other Expenses                                    .06%             .06%
                                                  ____             ____

Total Fund operating expenses                     .12%             .11%
                                                  ____             ____
                                                  ____             ____



The following expenses would be paid on a $1,000 investment assuming 5% annual return:


                        1 YEAR       3 YEARS     5 YEARS     10 YEARS
__________________________________________________________________________
Mutual Fund                $1            $4          $7         $15
LT Fund                     1             4           6          14

The purpose of this table is to assist the investor in understanding the expenses that an investor in the Fund will bear indirectly. This example should not be considered a representation of past or future expenses. Actual expenses may be greater or lesser than those shown.

                                         GE S&S PROGRAM DISCLOSURE STATEMENT

                             GE SAVINGS AND SECURITY
                                      PROGRAM

THE GE SAVINGS AND SECURITY PROGRAM (THE "S&SP") IS DESIGNED TO COMPLY WITH
SECTION 404(C) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, WHICH SETS FORTH CERTAIN RIGHTS AND RESPONSIBILITIES FOR FIDUCIARIES. IN THE S&SP, YOU - NOT THE COMPANY, THE TRUSTEES OR ANYONE ELSE - CONTROL YOUR OWN INVESTMENTS. YOU HAVE A DIVERSE CHOICE OF INVESTMENT OPTIONS AND THE ABILITY TO MAKE FREQUENT CHANGES, DEPENDING ON YOUR PERSONAL SAVINGS STRATEGY. AS A RESULT, THE FIDUCIARIES OF THE S&SP WILL NOT BE LIABLE FOR LOSSES OCCURRING TO YOUR ACCOUNT BECAUSE OF YOUR INVESTMENT CONTROL.

    THIS DOCUMENT SETS FORTH INFORMATION ABOUT THE INVESTMENT ALTERNATIVES AVAILABLE TO PARTICIPANTS OF THE S&SP AND IS BEING PROVIDED TO ASSIST THEM IN MAKING INFORMED INVESTMENT DECISIONS. THIS DOCUMENT IS INTENDED TO CONSTITUTE PART OF THE INFORMATION REQUIRED TO BE PROVIDED TO PARTICIPANTS BY SECTION 404(C) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND TITLE 29 OF THE CODE OF FEDERAL REGULATIONS SECTION 2550.404C-1. FOR A DESCRIPTION OF CERTAIN INFORMATION AVAILABLE TO PARTICIPANTS OF THE S&SP, SEE "ADDITIONAL INFORMATION" BELOW. THE TERM "PARTICIPANTS" WHEN USED HEREIN REFERS TO PARTICIPANTS AND/OR BENEFICIARIES OF THE S&SP, AS THE CASE MAY BE.

    The S&SP provides employees of General Electric Company (the "Company") and its participating affiliates an opportunity for convenient, regular and substantial personal savings. Subject to certain restrictions more fully described in the GE Benefits Handbook, the S&SP enables employees to invest their savings in one or more of the following investment media:

    a. Common Stock of the Company ("Stock");

    b. GE S&S Program Mutual Fund
      (the "Mutual Fund");

    c. GE S&S Short Term Interest Fund (the "ST Fund");

    d. GE S&S Long Term Interest Fund (the "LT Fund");

    e. GE S&S Money Market Fund (the "MM Fund" and, collectively with the Mutual Fund, the ST Fund, and the LT Fund, the "Funds");

    f. United States Savings Bonds ("Bonds"); and

    g. Life Insurance.

                           DESCRIPTION OF INVESTMENT
                                ALTERNATIVES
I.  BONDS
    The Bonds in which participants may invest are Series "EE" Savings Bonds issued by the U.S. Treasury. Such purchase may be made only from the participant's after-tax savings. The option to purchase Bonds under the S&SP is subject to numerous restrictions which are more fully described in the GE Benefits Handbook.

II.  STOCK
    The participants may invest in shares of Stock. The Stock held in a participant's account will increase or decrease in value depending on how well the Stock performs in the stock market. Participants should be aware that an investment in stock of any company, including the Stock, may be subject to greater market volatility than investing in a diversified portfolio of securities. There are no restrictions on the exercise of voting, tender or similar rights appurtenant to a

                                         GE S&S PROGRAM DISCLOSURE STATEMENT


participant's investment in Stock. The option to purchase Stock under the S&SP is more fully described in the GE Benefits Handbook.

    It is the policy of the Trustees of the S&SP that information relating to participant transactions and voting with respect to Stock in the S&SP shall be maintained in confidence. While participants may easily access information relating to their own accounts, third party access to participant information is restricted through the use of PIN numbers. In addition, those individuals whose jobs require them to have access to S&SP records are instructed concerning the confidential nature of this information. The Trustees of the S&SP (c/o General Electric Investment Corporation, 3003 Summer Street, Stamford, CT 06905 (203-326-2300)) are responsible for monitoring compliance with the procedures established to provide for the confidentiality of this information.

    RESALE OF SHARES ACQUIRED PURSUANT TO THE PLAN.

    Officers of the Company may reoffer or resell Stock acquired pursuant to the S&SP only in connection with a separate registration statement which has been declared effective under the Securities Act of 1933, as amended (the "1933 Act"), an amendment to the current Registration Statement on Form S-8 of the S&SP, or pursuant to an available exemption under the 1933 Act, including the exemption provided by Rule 144 or any successor provisions thereunder (hereinafter referred to as "Rule 144"), subject to certain limitations set forth in Rule 144 but without regard to the two-year holding period provided for under Rule 144. Officers of the Company who acquire Stock pursuant to the S&SP should consult with their assigned counsel to ascertain whether or not their position within the Company requires compliance with the resale restrictions described above.

III. LIFE INSURANCE

    Any participant may elect to apply 1% or 1/2% of his or her earnings to the purchase of life insurance. Such purchase shall be from the participant's after-tax savings. The option to purchase life insurance under the S&SP and the benefits payable thereunder are more fully described in the GE Benefits Handbook.

IV. INVESTMENTS IN THE FUNDS

    A. INVESTMENT OBJECTIVES AND POLICIES

       1. GE S&S PROGRAM MUTUAL FUND

    The moneys received by the Mutual Fund will be invested principally in common stock and in securities convertible into common stock. Purchases will be made principally on the basis of opportunities for long-term growth of capital and income. The Mutual Fund may keep a portion of its assets in cash or invest the same in short-term obligations, including repurchase agreements. Investments may also be made in preferred stocks and in debt securities when such investments appear consistent with the long-term objectives of the Mutual Fund. Securities may be sold without regard to the length of time they have been held; however, they will not be purchased for trading purposes.

    Although the Mutual Fund is expected to invest primarily in securities issued by U.S. companies, the Mutual Fund may also invest in foreign securities, including securities of foreign issuers in the form of depositary receipts. Additional instruments in which the Mutual Fund may invest include, but are not limited to, securities rated lower than investment grade, non-publicly traded securities, illiquid securities and securities that are not registered under the the 1933 Act, but that can be sold to -qualified institutional buyers' in accordance with Rule 144A under the 1933 Act

                                         GE S&S PROGRAM DISCLOSURE STATEMENT

("Rule 144A Securities"). In addition, the Mutual Fund may engage in certain investment techniques and strategies, which may include entering into securities transactions on a when-issued or delayed-delivery basis. These instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

        2. GE S&S SHORT TERM INTEREST FUND

    The moneys received by the ST Fund will be invested in debt obligations of the U.S. Government and its instrumentalities, banks and corporations, and contracts with insurance companies. Investments will be made principally with the objective of preserving principal and achieving a market-related interest rate of return. Nevertheless, the ST Fund may keep a portion of its assets in cash or invest the same in appropriate short-term obligations or in intermediate-term obligations when such investments appear consistent with the objective of the ST Fund. Securities may be sold without regard to the length of time held; however, they will not be purchased for trading purposes.

        3. GE S&S LONG TERM INTEREST FUND

    The LT Fund portfolio will be invested with the objective of achieving a high interest rate of return over a long-term period consistent with a degree of risk determined by the Trustees of the LT Fund to be acceptable for the LT Fund from time to time in their absolute discretion and consistent with prudent investment management and preservation of capital. The moneys received by the LT Fund will be invested in debt securities consisting of corporate bonds and debentures acquired in the public market or in private transactions, real estate sale-leasebacks and real estate mortgages secured by net credit leases, obligations of the U.S. Government and its instrumentalities, contracts with insurance companies, preferred stock and other types of fixed income investments. In order to meet the requirements of the LT Fund, the LT Fund may keep a portion of its assets in cash or in appropriate short-term or intermediate-term obligations. The LT Fund may participate in any available futures market with respect to the above investments in order to reduce uncertainties associated with interest rate fluctuations to the extent such participation is permitted by law and consistent with the objectives of the LT Fund. The Trustees of the LT Fund shall comply with the limitations on gross income and the requirements with respect to the categories and diversification of LT Fund assets as are applicable to regulated investment companies under the Internal Revenue
Code of 1986, as amended, and shall comply with the requirements applicable to registered investment companies under the Investment
Company Act of 1940, as amended (the "1940 Act"), unless expressly excepted therefrom. Any requirements with respect to categories and diversification shall be determined by reference to the market value of the LT Fund at the time of acquisition of the proposed investments. The LT Fund portfolio will be diversified.

    Additional instruments in which the LT Fund may invest include, but are not limited to, obligations issued by foreign companies or foreign governments or their agencies or instrumentalities, securities rated lower than investment grade, non-publicly traded securities, repurchase agreements, illiquid securities, Rule 144A Securities, securities of supranational agencies, zero coupon obligations, floating and variable rate instruments, mortgage related securities, ARMs, CMOs, government stripped mortgage related securities, asset-backed and receivable-backed securities and money market instruments. The LT Fund may also invest in indexed securities, the value of which is linked to currencies, interest rates, commodities, indexes or other financial indicators. In addition, the LT

                                         GE S&S PROGRAM DISCLOSURE STATEMENT

Fund may engage in certain investment techniques and strategies, which may include purchasing and writing put and call options on securities, purchasing put and call options on securities indexes, entering into interest rate, financial and bond index futures contracts or related options that are traded on a U.S. or foreign exchange or board of trade or in the over-the-counter market, engaging in forward currency transactions, purchasing and writing put and call options on foreign currencies, entering into securities transactions on a when-issued or delayed-delivery basis, entering into mortgage dollar rolls and lending portfolio securities. These other instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

        4. GE S&S MONEY MARKET FUND

    The investment objective of the MM Fund is to seek as high a level of current income as is consistent with the preservation of capital and liquidity within the standards prescribed by the Trustees of General Electric Savings & Security Trust. The moneys received by the MM Fund will be invested in money market instruments and in other debt securities maturing in one year or less. Such instruments may include debt obligations of the U.S. Government and its instrumentalities, debt obligations of banks, savings and loan associations and corporations, and investments in other money market funds. Such instruments may also include commercial paper and notes, including those with floating or variable rates of interest, debt obligations of foreign branches of foreign banks, debt obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, including obligations of supranational entities, debt securities issued by foreign issuers, and repurchase agreements. Nevertheless, the Fund may keep a portion of its assets in cash. The MM Fund may participate in any available futures market with respect to the above investments in order to reduce uncertainties associated with interest rate fluctuations to the extent such participation is permitted by law and consistent with the objectives of the MM Fund.

    The MM Fund, in addition to investing as described above, may hold Rule 144A Securities. In addition, the MM Fund may engage in certain investment techniques and strategies, which may include entering into reverse repurchase agreements, entering into securities transactions on a when-issued or delayed-delivery basis and lending portfolio securities. These other instruments, investment techniques and strategies have risks and special considerations associated with them that are described below under "Risk Factors and Special Considerations."

    B.  INVESTMENT RESTRICTIONS

        1. THE MUTUAL FUND

    Investments by the Mutual Fund shall be subject to the following restrictions:

       a. Moneys in the Mutual Fund will not be used in the underwriting of securities or for the purchase of real estate, interests in real estate, investment trusts, commodities or commodity contracts, or invested in companies for the purpose of exercising control or management, or invested in securities of registered investment companies.

       b. Moneys in the Mutual Fund will not be lent to others, although they may be applied to the purchase of bonds and debt securities of a type publicly distributed or customarily purchased by institutional investors.

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

                                         GE S&S PROGRAM DISCLOSURE STATEMENT

       c. The Mutual Fund will not acquire any securities if immediately after such acquisition and as a result thereof (a) the Mutual Fund would hold more than 10% of the outstanding voting securities of any issuer, (b) more than 5% of the value of the total assets in the Mutual Fund would be represented by the securities of any one issuer (except securities of the U.S. Government and its instrumentalities),
          (c) more than 25% of the value of the total assets in the Mutual Fund would be invested in any particular industry, (d) more than 5% of the value of the total assets in the Mutual Fund would be invested in issuers which (including predecessors) have not been in continuous operation for at least three years.

       d. The Mutual Fund will not invest in securities of the Company or its affiliates, or in securities of the investment manager, and will not during the existence of any underwriting syndicate purchase any securities for which its investment manager is acting as principal underwriter.

       e. The Mutual Fund will not purchase from or sell any of its portfolio securities to the Company or its affiliates or its investment manager or any officer or director of either.

       f. The Mutual Fund will not engage in margin transactions or short sales or participate in a joint trading account.

       g. The Mutual Fund will not invest in puts, calls or similar options.

       h. The Mutual Fund will not mortgage or pledge any of its assets, except the Mutual Fund may borrow money from the GE Savings and Security Trust and secure repayment by pledging assets of the Mutual Fund.

     2. THE ST FUND, THE LT FUND AND THE MM FUND

    The ST Fund, the LT Fund and the MM Fund will not:

        a. purchase securities on margin or sell short or participate in a joint trading account;
        b. deal in options to buy or sell securities except to the extent permitted by law;
        c. borrow money or property except as a temporary measure to meet the cash or administrative needs of such Funds. In no event will the amount of such borrowings exceed 10% of such Funds' total assets taken at market value at the time of such borrowing;
        d. make cash loans to others except through the purchase of debt securities in accordance with such Funds' investment objectives;
        e. invest directly in real estate (except as specified in Paragraph A.3. above with respect to investments of the LT Fund) or invest in interests in oil, gas or other mineral lease or production agreements;
        f. act as an underwriter of securities for other issuers except that such Fund may acquire securities under circumstances where if they are later resold it may be deemed to be an underwriter under the 1933 Act;

                                         GE S&S PROGRAM DISCLOSURE STATEMENT

        g. purchase securities for the purpose of exercising control or management;
        h. pledge, mortgage or hypothecate any of its assets except, that, to secure borrowings permitted by subparagraph c, it may pledge securities which, together with all such securities previously so pledged, at the time of pledge, do not exceed 10% of such Funds' total assets;
        i. unless otherwise permitted by law, purchase from or sell directly to any of its officers or Trustees or General Electric Investment Corporation ("GEIC") or the officers or directors of GEIC, or any other affiliate (as defined by the 1940 Act) of such Fund or any affiliate of such affiliate, portfolio securities or other property of such Fund; or
        j. unless otherwise permitted by law, invest in securities of the Company or its affiliates, or in securities of an investment manager of such Fund and will not during the existence of any underwriting syndicate purchase any securities for which its investment manager is acting as principal underwriter.

    In addition to the foregoing, the LT Fund will not:

       a. purchase any security if as a result of such purchase more than 25% of its total assets would be invested in a particular industry;
       b. purchase any security if as a result of such purchase more than 25% of its total assets would be subject to legal or contractual restrictions on resale; or
       c. invest in the securities of registered investment companies.

  C.  RISK FACTORS AND SPECIAL
      CONSIDERATIONS

    Investing in the Funds involves risk factors and special considerations, such as those described below:

    GENERAL. An investment in any Fund should not be considered to be a complete investment program.

    DEBT INSTRUMENTS. Each of the Funds is authorized to invest in debt instruments. A debt instrument held by a Fund will be affected by general changes in interest rates that will in turn result in increases or decreases in the market value of those obligations. The market value of debt instruments in a Fund's portfolio can be expected to vary inversely to changes in prevailing interest rates. In periods of declining interest rates, the yield of a Fund holding a significant amount of debt instruments will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, the Fund's yield will tend to be somewhat lower. In addition, when interest rates are falling, money received by such a Fund from the continuous sale of its shares will likely be invested in portfolio instruments producing lower yields than the balance of its portfolio, thereby reducing the Fund's current yield. In periods of rising interest rates, the opposite result can be expected to occur.

    CERTAIN INVESTMENT GRADE OBLIGATIONS. The Mutual Fund, the ST Fund and the LT Fund may each invest in obligations rated BBB by S&P or Baa by Moody's. Although obligations rated BBB by S&P or Baa by Moody's are considered investment grade, they may be viewed as being subject

                                         GE S&S PROGRAM DISCLOSURE STATEMENT

to greater risks than other investment grade obligations. Obligations rated BBB by S&P are regarded as having only an adequate capacity to pay principal and interest and those rated Baa by Moody's are considered medium-grade obligations that lack outstanding investment characteristics and have speculative characteristics as well.

    LOW-RATED SECURITIES. The Mutual Fund, the ST Fund and the LT Fund are authorized to invest in securities rated lower than investment grade (sometimes referred to as "junk bonds"). Low-rated and comparable unrated securities (collectively referred to as "low-rated" securities) likely have quality and protective characteristics that, in the judgment of a rating organization, are outweighed by large uncertainties or major risk exposures to adverse conditions, and are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Securities in the lowest rating categories may be in default or may present substantial risks of default.

    Although the market values of low-rated securities tend to react less to fluctuations in interest rate levels than the market values of higher-rated securities, the market values of certain low-rated securities tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities. In addition, low-rated securities generally present a higher degree of credit risk. Issuers of low-rated securities are often highly leveraged and may not have more traditional methods of financing available to them, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. The risk of loss due to default by these issuers is significantly greater because low-rated securities generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. A Fund may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. The existence of limited markets for low-rated securities may diminish a Fund's ability to obtain accurate market quotations for purposes of valuing the securities held by the Fund and calculating the Fund's net asset value.

    NON-PUBLICLY TRADED AND ILLIQUID SECURITIES. The Mutual Fund, the ST Fund and the LT Fund may each invest in non-publicly traded securities and illiquid securities. Non-publicly traded securities may be less liquid than publicly traded securities. Although these securities may be resold in private ly negotiated transactions, the prices realized from these sales could be less than those originally paid by a Fund. In addition, companies whose securities are not publicly traded are not subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. A Fund's investments in illiquid securities are subject to the risk that should the Fund desire to sell any of these securities when a ready buyer is not available at a price that GEIC deems representative of their value, the value of the Fund's net assets could be adversely affected.

    REPURCHASE AND REVERSE REPURCHASE AGREEMENTS. The Mutual Fund, the ST Fund, the LT Fund and the MM Fund may enter into repurchase agreements. A Fund entering into a repurchase agreement will bear a risk of loss in the event that the other party to the transaction defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the underlying securities. A Fund will be, in particular, subject to the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert its right to them, the risk of incurring expenses associat-

                                         GE S&S PROGRAM DISCLOSURE STATEMENT


ed with asserting those rights and the risk of losing all or a part of the income from the agreement.

    The MM Fund may enter into reverse repurchase agreements. A reverse repurchase agreement involves the risk that the money market value of the securities retained by the MM Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the MM Fund's use of the proceeds of the agreement may be restricted pending a determination by the party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.

    WARRANTS. The Mutual Fund may invest in warrants. Because a warrant, which is a security permitting, but not obligating, its holder to subscribe for another security, does not carry with it the right to dividends or voting rights with respect to the securities that the warrant holder is entitled to purchase, and because a warrant does not represent any rights to the assets of the issuer, a warrant may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying security and a warrant ceases to have value if it is not exercised prior to its expiration date. Warrants acquired by the Mutual Fund in units or attached to securities may be deemed to be without value.

    INVESTMENT IN FOREIGN SECURITIES. Each Fund may invest in securities issued by foreign companies and foreign governments or their agencies or instrumentalities. Investing in securities issued by foreign companies and governments involves considerations and potential risks not typically associated with investing in obligations issued by the U.S. Government and U.S. corporations. Less information may be available about foreign companies than about U.S. companies, and foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to U.S. companies. The values of foreign investments are affected by changes in currency rates or exchange control regulations, restrictions or prohibitions on the repatriation of foreign currencies, application of foreign tax laws, including withholding taxes, changes in governmental administration or economic monetary policy (in the United States or abroad) or changed circumstances in dealings between nations. Costs are also incurred in connection with conversions between various currencies. In addition, foreign brokerage commissions are generally higher than those charged in the United States and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards, limitations on the use or removal of funds or other assets (including the withholding of dividends), and potential difficulties in enforcing contractual obligations, and could be subject to extended clearance and settlement periods.

    A Fund's unit value may change significantly when the currencies, other than the U.S. dollar, in which the Fund's portfolio investments are denominated strengthen or weaken against the U.S. dollar. Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries as seen from an international perspec-

                                         GE S&S PROGRAM DISCLOSURE STATEMENT

tive. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad.

    COVERED OPTION WRITING. The ST Fund and the LT Fund may purchase and write put and call options on securities. Upon the exercise of a put option written by the ST Fund or the LT Fund, the Fund may suffer a loss equal to the difference between the price at which the Fund is required to purchase the underlying security and its market value at the time of the option exercise, less the premium received for writing the option. Upon the exercise of a call option written by the ST Fund or the LT Fund, the Fund may suffer a loss equal to the excess of the security's market value at the time of the option's exercise over the Fund's acquisition cost of the security, less the premium received from writing the option. In addition, no assurance can be given that the ST Fund or the LT Fund will be able to effect closing purchase transactions at a desired time. The ability of the ST Fund and the LT Fund to engage in closing transactions with respect to options depends on the existence of a liquid secondary market. Although the ST Fund and the LT Fund will generally purchase or write securities options only if a liquid secondary market appears to exist for the option purchased or sold, no such secondary market may exist or the market may cease to exist.

    The ST Fund and the LT Fund will engage in hedging transactions only when deemed advisable by GEIC. Successful use by the ST Fund and the LT Fund of options will depend on GEIC's ability to predict correctly movements in the direction of the securities underlying the option used as a hedge. Losses incurred in hedging transactions and the costs of these transactions will affect the Fund's performance.

    SECURITIES INDEX OPTIONS. The ST Fund and the LT Fund may each purchase options on securities indexes. Securities index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded. The ability of the ST Fund and the LT Fund to engage in closing purchase transactions with respect to securities index options depends on the existence of a liquid secondary market. Although the ST Fund and the LT Fund will generally purchase or write securities index options only if a liquid secondary market for the options purchased or sold appears to exist, no such secondary market may exist, or the market may cease to exist at some future date, for some options. No assurance can be given that a closing purchase transaction can be effected when GEIC desires that the ST Fund or the LT Fund engage in such a transaction.

    FUTURES AND OPTIONS ON FUTURES. The ST Fund and the LT Fund may invest in financial and bond index futures or related options. The uses of futures contracts and options on futures contracts as a hedging device involves several risks. No assurance can be given that a correlation will exist between price movements in the underlying securities or index and price movements in the securities that are the subject of the hedge. Positions in futures contracts and options on futures contracts may be closed out only on the exchange or board of trade on which they were entered, and no assurance can be given that an active market will exist for a particular contract or option at any particular time. Losses incurred in hedging transactions and the costs of these transactions will affect the Fund's performance.

    FORWARD CURRENCY TRANSACTIONS. The ST Fund and the LT Fund may engage in forward currency transactions. In entering into forward currency contracts, the ST Fund and the LT Fund will be subject to a number of risks and special con-

                                         GE S&S PROGRAM DISCLOSURE STATEMENT

siderations. The market for forward currency contracts, for example, may be limited with respect to certain currencies. The existence of a limited market may in turn restrict the Fund's ability to hedge against the risk of devaluation of currencies in which the Fund holds a substantial quantity of securities. The successful use of forward currency contracts as a hedging technique draws upon GEIC's special skills and experience with respect to those instruments and will usually depend upon GEIC's ability to forecast interest rate and currency exchange rate movements correctly. Should interest or exchange rates move in an unexpected manner, the ST Fund and the LT Fund may not achieve the anticipated benefits of forward currency contracts or may realize losses and thus be in a less advantageous position than if those strategies had not been used. Many forward currency contracts are subject to no daily price fluctuation limits so that adverse market movements could continue with respect to those contracts to an unlimited extent over a period of time. In addition, the correlation between movements in the prices of those contracts and movements in the prices of the currencies hedged or used for cover will not be perfect.

    GEIC's ability to dispose of the ST Fund's or the LT Fund's positions in forward currency contracts depends on the availability of active markets in those instruments, and GEIC cannot now predict the amount of trading interest that may exist in the future in forward currency contracts. Forward currency contracts may be closed out only by the parties entering into an offsetting contract. As a result, no assurance can be given that the ST Fund or the LT Fund will be able to utilize these contracts effectively for the intended purposes.

    OPTIONS ON FOREIGN CURRENCIES. The ST Fund and the LT Fund may purchase and write put and call options on foreign currencies. Like the writing of other kinds of options, the writing of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received; the ST Fund or the LT Fund could also be required, with respect to any option it has written, to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on a foreign currency may constitute an effective hedge against fluctuation in exchange rates, although in the event of rate movements adverse to the Fund's position, the Fund could forfeit the entire amount of the premium plus related transaction costs.

    INSTRUMENTS AND STRATEGIES INVOLVING SPECIAL RISKS. Certain instruments in which the Funds can invest and certain investment strategies that the Funds may employ could expose the Funds to various risks and special considerations. The instruments presenting risks to a Fund that holds the instruments include Rule 144A Securities, depositary receipts, securities of supranational agencies, securities of other investment funds, floating and variable rate instruments, zero coupon obligations, mortgage related securities, ARMs, CMOs, government stripped mortgage related securities and asset-backed and receivable-backed securities. Among the risks that some, but not all, of these instruments involve are lack of liquid secondary markets and the risk of prepayment of principal. The investment strategies involving special risks to some or all of the Funds include engaging in when-issued or delayed-delivery securities transactions, entering into mortgage dollar rolls and lending portfolio securities. Among the risks that some, but not all, of these strategies involve are the increased exposure to fluctuations in market value of the securities and certain credit risks.

D.  INVESTMENT ADVISOR
    GEIC, located at 3003 Summer Street, Stamford, Connecticut 06905, serves as the invest-

                                         GE S&S PROGRAM DISCLOSURE STATEMENT


ment advisor of each Fund. GEIC is a wholly owned subsidiary of the Company and is a registered investment advisor under the Investment Advisers Act of 1940, as amended.

INVESTMENT INSTRUCTIONS

    Participants in the S&SP elect the investment media in which they wish to invest and may change their investment options or their rate of savings in accordance with the procedures set forth in the GE Benefits Handbook. Participants may transfer savings from one investment option to another up to 12 times each calendar year. For more information regarding investment instructions, see the GE Benefits Handbook.

FEES AND EXPENSES

    The fees and expenses of each of the investment alternatives are set forth in the Annual Report of the S&SP. There are no transaction fees charged to the Funds or to a participant's account balance in connection with purchases or sales of interests in investment alternatives.

ADDITIONAL INFORMATION

    The Trustees of the S&SP are responsible for providing certain additional information to you, either directly or upon your request. The information provided directly to you is contained in the Annual Report of the S&SP and includes (i) a description of the annual operating expenses of each investment alternative with respect to which expenses are incurred and the aggregate amount of such expenses expressed as a percentage of average net assets, (ii) copies of available financial statements relating to the investment alternatives, (iii) a list of the securities comprising the portfolio of each Fund and the value of such securities, and, with respect to each asset which is a fixed rate investment contract issued by a bank, savings and loan association or insurance company, the name of the issuer, the term and the rate of return on the contract, and (iv) the investment performance of each Fund. The information available to you upon your request is information concerning the value of units in each of the Funds or shares of the Company, as well as the value of such units or shares held in a participant's account, which may be obtained at anytime by calling 1-800-432-4313. The address and telephone number of the Trustees of the S&SP are c/o General Electric Investment Corporation, 3003 Summer Street, Stamford, CT 06905 (203-326-2300).

                        THIS PAGE LEFT INTENTIONALLY BLANK

                                                        S&S MUTUAL FUND

                                INVESTMENT TEAM
_______________________________________________________________________________

PORTFOLIO MANAGERS

S&S PROGRAM MUTUAL FUND
Eugene K. Bolton
  David B. Carlson
  Peter J. Hathaway
  A. John Kohlhepp
  Paul C. Reinhardt
  Christopher Smith

S&S LONG TERM INTEREST FUND
Robert A. MacDougall

TRUSTEES

Dale F. Frey
CHAIRMAN OF THE BOARD AND PRESIDENT,
  GENERAL ELECTRIC INVESTMENT CORPORATION

Eugene K. Bolton
Michael J. Cosgrove
Ralph R. Layman
Alan M. Lewis
John H. Myers
Donald W. Torey
OFFICERS OF GENERAL ELECTRIC
 INVESTMENT CORPORATION

SECRETARY
Alan M. Lewis

INVESTMENT ADVISOR
General Electric Investment Corporation

INDEPENDENT AUDITORS
KPMG Peat Marwick LLP

CUSTODIAN
State Street Bank & Trust Company

SHAREHOLDER SERVICING AGENT
Address all inquiries OUTSIDE the S&SP to:
        GE Investments
        P.O. Box 8309
        Boston, MA 02266-8309

Address all inquiries INSIDE the S&SP to:
        GE S&SP Transaction Processing Center
        P.O. Box 44079
        Jacksonville, FL 32231-4079

                                                        GE S&S PROGRAM SERVICES

SERVICES FOR OUR SHAREHOLDERS

              OUTSIDE THE SAVINGS AND SECURITY PROGRAM (S&SP)

Shares held OUTSIDE the S&SP were previously distributed to you in the form of securities. Your account balance is evidenced by annual or quarterly statements of account issued by GE Investments in Stamford, CT.

GE INQUIRY CENTER                   1-800-242-0134 or Dial Comm 8*225-4040
DAILY VALUE, YIELDS/                1-800-843-3359
PERFORMANCE

AUDIO RESPONSE SYSTEM:

To obtain information and process account transactions on your Funds held OUTSIDE the S&SP:

  *  Call 1-800-242-0134 or Dial Comm 8* 225-4040

  *  Press 1 on your touch-tone phone to gain access.

  *  Press 3 for information on your Funds held outside the S&SP.

  *  Select from the options illustrated to the left.


PERSONALIZED SERVICES:

Please press zero (0) on your touch-tone phone, or if you have a rotary dial phone please hold to speak directly to an Inquiry
Specialist in order to obtain the the following information on your Funds held OUTSIDE the S&SP:

  *  Account Balance Information

  *  Statement Information

  *  1099 Information

  *  Change of Address

  *  Change of Income Election

  *  Duplicate Statements

  *  Outstanding Check Information

_______________________________________________________________

     1                        2                       3
INFORMATION           SPECIFIC ACCOUNT           TRANSACTION
   ONLY                 INFORMATION               PROCESSING
_______________________________________________________________

     1                        1                       1
  TRANSFER                 ACCOUNT                 FUND
  BY MAIL                  BALANCE                 EXCHANGES
_______________________________________________________________

     2                        2                       2
  REDEEM                   LAST                    REDEMPTIONS
  BY MAIL                  TRANSACTION
_______________________________________________________________

     3                        3                       3
  CHANGE                   DUPLICATE               DUPLICATE
  ADDRESS                  STATEMENT               TAX FORMS
_______________________________________________________________

  4
  PRICE QUOTES
  LAST BUSINESS
  DAY & PERSONAL
  PRICE PORTFOLIO
_______________________________________________________________


                                 INSIDE THE S&SP

Shares held INSIDE the S&SP have been credited to your account by the S&SP, as the result of payroll deductions and investment earnings. If you are a current employee, the annual -Your Personal Share' statement summarizes your account balance.

S&SP participants can obtain information and process account transactions on their Funds held INSIDE the Program by calling:

GE S&SP TRANSACTION                           DAILY VALUE, YIELDS/
PROCESSING CENTER   1-800-432-4313            PERFORMANCE   1-800-843-3359

                                                               ______________

                                                                  BULK RATE
                                                                U.S. POSTAGE
                                                                   PAID
                                                                BOSTON, MA
                                                              PERMIT NO. 54201
                                                               ______________


GE S&S Funds
3003 Summer Street
Stamford, CT 06904-7900









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______________________________________________________________________

   Distributed by GE Investment Services Inc., member NASD and SIPC